STATE OF CALIFORNIA – NATURAL RESOURCES AGENCY — EDMUND G. BROWN JR., Governor

CALIFORNIA ENERGY COMMISSION
ADMINISTRATIVE AND FINANCIAL MANAGEMENT SERVICES DIVISION
CONTRACTS, GRANTS, AND LOANS
1516 NINTH STREET, MS-1
SACRAMENTO, CA 95814-5512
[illegible]
www.energy.ca.gov

August 29, 2014

Paul Staples
Hygen Industries, Inc.
P.O. Box 6911
Eureka, CA 95502

Dear Mr. Staples:

GRANT AWARD NUMBER: ARV-14-011

Enclosed for your records is a fully executed copy of the above-referenced agreement.

Should you have any questions, please feel free to contact me at (916) 654-4584 or Sandra.Raymos@energy.ca.gov.

Sincerely,

Sandra Raymos
Commission Agreement Officer

Enclosure

cc: Akasha Khalsa, Commission Agreement Manager, MS-27
Debbie Jones, MS-44
Accounting, MS-2
File

STATE OF CALIFORNIA

GRANT AGREEMENT

RECIPIENT	AGREEMENT NUMBER
HyGen Industries, Inc.	ARV-14-011
ADDRESS: P.O. Box 6911, Eureka, CA 95502	AGREEMENT TERM: 7/22/2014 to 12/31/2016

The parties agree to comply with the terms and conditions of the following Exhibits which are by this reference made a part of the agreement.

Exhibit A – Scope of Work	Page(s): 14
Exhibit A – Attachments	Page(s): 3
Exhibit B – Budget	Page(s): 17
Exhibit B – Attachments	Page(s): -
Exhibit C – General Terms and Conditions	Page(s): 26
Exhibit C – Attachments	Page(s): 23
Exhibit D – Special Terms and Conditions	Page(s): 2
Exhibit E - Contacts	Page(s): 1

COMMISSION FUNDING	$ 5,306,814.00
MATCH FUNDING	$ 4,458,864.00
TOTAL	$ 9,765,678.00

The undersigned parties have read the attachments to this agreement and will comply with the standards and requirements contained therein.

CALIFORNIA ENERGY COMMISSION	RECIPIENT
AUTHORIZED SIGNATURE: [signature] DATE: 9/2/14	AUTHORIZED SIGNATURE: [signature] DATE: 8/26/14
NAME: Rachel L. Grant Kiley	NAME: PAUL S. STAPLES
TITLE: Contracts, Grants and Loans Office Manager	TITLE: CHAIRMAN/CEO
ADDRESS: 1516 9th Street, MS 1, Sacramento, CA 95814	

EXHIBIT A

SCOPE OF WORK

TECHNICAL TASK LIST

Task #	CPR	Task Name
1		Administration
2		Refueling Station Design and Engineering
3	X	Station Installation
4		Commissioning, Becoming Operational, and Continuing Operation
5		Data Collection and Analysis

GLOSSARY

Specific terms and acronyms used throughout this scope of work are defined as follows:

Term/ Acronym	Definition
AFDC	Alternative Fuels Data Center
ARFVTP	Alternative and Renewable Fuel and Vehicle Technology Program
CAM	Commission Agreement Manager
CAO	Commission Agreement Officer
CPR	Critical Project Review
FCEV	Fuel Cell Electric Vehicle
FTD	Fuels and Transportation Division
LCFS	Low Carbon Fuel Standard
M&C	Monitoring and Control
NAAQS	National Ambient Air Quality Standards
NREL	National Renewable Energy Laboratory
O&M	Operations and Maintenance
OM&M	Operations, Monitoring and Maintenance
PLC	Programmable Logic Controller
Recipient	HyGen Industries, Inc.
SAE	Society of Automotive Engineers International
ZEV	Zero Emission Vehicle

BACKGROUND:

Assembly Bill (AB) 118 (Núñez, Chapter 750, Statutes of 2007), created the Alternative and Renewable Fuel and Vehicle Technology Program (ARFVTP). The statute authorizes the California Energy Commission (Energy Commission) to develop and deploy alternative and renewable fuels and advanced transportation technologies to help attain the state's climate change policies. AB 8 (Perea, Chapter 401, Statutes of 2013) re-authorizes the ARFVTP through January 1, 2024, and specifies that the Energy Commission allocate up to $20 million per year (or up to 20 percent of each fiscal year's funds) in funding for hydrogen station development until at least 100 stations are operational. The Energy Commission has an annual program budget of approximately $100 million and provides financial support for projects that:

- Develop and improve alternative and renewable low-carbon fuels;
- Optimize alternative and renewable fuels for existing and developing engine technologies;
- Produce alternative and renewable low-carbon fuels in California;
- Decrease, on a full fuel cycle basis, the overall impact and carbon footprint of alternative and renewable fuels and increase sustainability;
- Expand fuel infrastructure, fueling stations, and equipment;
- Improve light-, medium-, and heavy-duty vehicle technologies;
- Retrofit medium- and heavy-duty on-road and non-road vehicle fleets;
- Expand infrastructure connected with existing fleets, public transit, and transportation corridors; and
- Establish workforce training programs, conduct public education and promotion, and create technology centers.

The Energy Commission issued solicitation PON-13-607 to develop infrastructure necessary to dispense hydrogen transportation fuel and to support hydrogen refueling operations prior to large-scale roll-out of fuel cell vehicles. To be eligible for funding under PON-13-607, projects must also be consistent with the Energy Commission's ARFVT Investment Plan, updated annually. In response to PON-13-607, HyGen Industries, Inc. (Recipient) submitted application numbers 92,103, and 105, which were proposed for funding in the Energy Commission's Notice of Proposed Awards on May 1, 2014. PON-13-607 and Recipient's applications 92,103, and 105 are hereby incorporated by reference into this Agreement in their entirety. In the event of any conflict or inconsistency between the terms of the Solicitation and the terms of the Recipient's application, the Solicitation shall control. In the event of any conflict or inconsistency between the Recipient's application and the terms of the Energy Commission's award, the Energy Commission's award shall control. Similarly, in the event of any conflict or inconsistency between the terms of this agreement and the Recipient's application, the terms of this agreement shall control.

Problem Statement

In general, California has an urgent need to reduce greenhouse gas and criteria pollutant emissions, and to reduce consumption of petroleum-derived fuels. California state mandates such as the Zero Emissions Vehicle (ZEV) mandate, the Low Carbon Fuel Standard (LCFS), and the National Ambient Air Quality Standards (NAAQS) require significant effort in order to improve the health and safety of the state's citizens. Specifically, California requires a comprehensive network of hydrogen refueling stations that will support the growing fleet of Fuel Cell Electric Vehicles (FCEVs) that will be introduced in significant numbers in 2015. ARFVTP

funding will accelerate the development of this hydrogen refueling station network, and the Recipient's approach will maximize greenhouse gas (GHG) emission reductions by ensuring that the hydrogen produced by its stations has zero carbon intensity (i.e., carbon-free footprint).

Other issues include the following:

Market: The primary barrier for widespread hydrogen implementation is a limited supply infrastructure. Without a substantial and convenient refueling infrastructure, customers are less likely to purchase hydrogen-fueled vehicles. Fuel providers and public agencies, through investments in refueling stations, are gradually mitigating this barrier. Successful implementation of Recipient's hydrogen refueling stations will greatly accelerate market penetration as FCEVs enter the marketplace under ZEV mandates.

Cost and Financial Hurdles: New hydrogen refueling stations are expensive to install, operate, and maintain. Since there is a limited customer base at this time, public support is necessary to jump-start the market. Refueling stations are needed in order to sell FCEVs; however, the vehicles will not penetrate the market if customers do not have accessible refueling stations at convenient locations statewide.

Goals of the Agreement

The goals of this Agreement are to accelerate the availability of publicly accessible hydrogen as a transportation fuel throughout California, to reduce greenhouse gas and criteria pollutant emissions, and to increase the displacement of petroleum-derived fuels with 100% clean, renewable hydrogen.

Objectives of the Agreement

Key objectives to support these goals include:

- Design, install, and commission three 100% renewable hydrogen stations at the following locations:
  - 6060 Redwood Drive, Rohnert Park, CA 94928
  - 8544 East Chapman Avenue, Orange, CA 92869
  - 15261 West Sunset Blvd., Pacific Palisades, CA 90272
- Ensure that the new stations meet all applicable codes and standards for permitting; safety; and hydrogen dispensing standards.
- Contribute to the knowledge base regarding the development and operation of hydrogen infrastructure through progress reports and data collection.
- Implement a 24/7 remote station monitoring system, with live technical support to field customer questions, monitor system operations, and conduct system checks as needed.

TASK 1 ADMINISTRATION

Task 1.1 Attend Kick-off Meeting

The goal of this task is to establish the lines of communication and procedures for implementing this Agreement. The Commission Agreement Manager (CAM) shall designate the date and location of this meeting and provide an agenda to the Recipient prior to the meeting.

The Recipient shall:

- Attend a "Kick-Off" meeting with the CAM, the Commission Agreement Officer (CAO), and a representative of the Accounting Office. The Recipient shall bring its Project Manager, Agreement Administrator, Accounting Officer, and others designated by the CAM to this meeting.
- Discuss the following administrative and technical aspects of this Agreement:
  - Agreement Terms and Conditions
  - Critical Project Review (Task 1.2)
  - Match fund documentation (Task 1.6) No reimbursable work may be done until this documentation is in place.
  - Permit documentation (Task 1.7)
  - Subcontracts needed to carry out project (Task 1.8)
  - The CAM's expectations for accomplishing tasks described in the Scope of Work
  - An updated Schedule of Products and Due Dates
  - Monthly Progress Reports (Task 1.4)
  - Technical Products (Product Guidelines located in Section 5 of the Terms and Conditions)
  - Final Report (Task 1.5)

Recipient Products:

- Updated Schedule of Products
- Updated List of Match Funds
- Updated List of Permits

CAM Product:

- Kick-Off Meeting Agenda

Task 1.2 Critical Project Review (CPR) Meetings

CPRs provide the opportunity for frank discussions between the Energy Commission and the Recipient. The goal of this task is to determine if the project should continue to receive Energy Commission funding to complete this Agreement and to identify any needed modifications to the tasks, products, schedule or budget.

The CAM may schedule CPR meetings as necessary, and meeting costs will be borne by the Recipient.

Meeting participants include the CAM and the Recipient and may include the CAO, the Fuels and Transportation Division (FTD) hydrogen lead, other Energy Commission staff and Management as well as other individuals selected by the CAM to provide support to the Energy Commission.

The CAM shall:

- Determine the location, date, and time of each CPR meeting with the Recipient. These meetings generally take place at the Energy Commission, but they may take place at another location.
- Send the Recipient the agenda and a list of expected participants in advance of each CPR. If applicable, the agenda shall include a discussion on both match funding and permits.
- Conduct and make a record of each CPR meeting. Prepare a schedule for providing the written determination described below.
- Determine whether to continue the project, and if continuing, whether or not modifications are needed to the tasks, schedule, products, and/or budget for the remainder of the Agreement. Modifications to the Agreement may require a formal amendment (please see section 8 of the Terms and Conditions). If the CAM concludes that satisfactory progress is not being made, this conclusion will be referred to the Lead Commissioner for Transportation for his or her concurrence.
- Provide the Recipient with a written determination in accordance with the schedule. The written response may include a requirement for the Recipient to revise one or more product(s) that were included in the CPR.

The Recipient shall:

- Prepare a CPR Report for each CPR that discusses the progress of the Agreement toward achieving its goals and objectives. This report shall include recommendations and conclusions regarding continued work of the projects. This report shall be submitted along with any other products identified in this scope of work. The Recipient shall submit these documents to the CAM and any other designated reviewers at least 15 working days in advance of each CPR meeting.
- Present the required information at each CPR meeting and participate in a discussion about the Agreement.

CAM Products:

- Agenda and a list of expected participants
- Schedule for written determination
- Written determination

Recipient Product:

- CPR Report(s)

Task 1.3 Final Meeting

The goal of this task is to closeout this Agreement.

The Recipient shall:

- Meet with Energy Commission staff to present the findings, conclusions, and recommendations. The final meeting must be completed during the closeout of this Agreement.

  This meeting will be attended by, at a minimum, the Recipient, the Commission Grants Office Officer, and the CAM. The technical and administrative aspects of Agreement closeout will be discussed at the meeting, which may be two separate meetings at the discretion of the CAM.

  The technical portion of the meeting shall present an assessment of the degree to which project and task goals and objectives were achieved, findings, conclusions, recommended next steps (if any) for the Agreement, and recommendations for improvements. The CAM will determine the appropriate meeting participants.

  The administrative portion of the meeting shall be a discussion with the CAM and the Grants Officer about the following Agreement closeout items:

  - What to do with any equipment purchased with Energy Commission funds (Options)
  - Energy Commission's request for specific "generated" data (not already provided in Agreement products)
  - Need to document Recipient's disclosure of "subject inventions" developed under the Agreement
  - "Surviving" Agreement provisions
  - Final invoicing and release of retention
- Prepare a schedule for completing the closeout activities for this Agreement.

Products:

- Written documentation of meeting agreements
- Schedule for completing closeout activities

Task 1.4 Monthly Progress Reports

The goal of this task is to periodically verify that satisfactory and continued progress is made towards achieving the objectives of this Agreement on time and within budget.

The objectives of this task are to summarize activities performed during the reporting period, to identify activities planned for the next reporting period, to identify issues that may affect performance and expenditures, and to form the basis for determining whether invoices are consistent with work performed.

The Recipient shall:

- Prepare a Monthly Progress Report which summarizes all Agreement activities conducted by the Recipient for the reporting period, including an assessment of the ability to complete the Agreement within the current budget and any anticipated cost overruns. Each progress report is due to the CAM within 10 days of the end of the reporting period. The recommended specifications for each progress report are contained in Section 6 of the Terms and Conditions of this Agreement.

- Monthly Progress Reports shall include new hydrogen quality test results at least once every 6 months, and more frequently if the hydrogen lines are exposed to contamination due to maintenance or other activity. (See requirements in PON-13-607 Section IV. Subsection A.)

- Monthly Progress Reports shall also include the station and dispenser compliance with Society of Automotive Engineers International (SAE) Technical Information Report (TIR) J2601: 2010, "Fueling Protocols for Light Duty Gaseous Hydrogen Surface Vehicles" (general requirements and operating conditions for fuel cell vehicles) until which time the SAE J2601 Standard is published. Thereafter, the station(s)/dispenser(s) shall meet the requirements of the standard (www.sae.org). Stations shall have communications available for H70 fueling according to the SAE J2799 Standard. Should the SAE J2601 Standard not be available, the station(s)/dispensers(s) shall be capable of providing SAE TIR J2799: 2007, "70 MPa Compressed Hydrogen Surface Vehicle Fueling Connection Device and Optional Vehicle to Station Communications".

- Monthly Progress Reports shall also include the amount of hydrogen dispensed per month in kilograms.

- In the first Monthly Progress Report and first invoice, document and verify match expenditures and provide a synopsis of project progress, if match funds have been expended or if work funded with match share has occurred after the notice of proposed award but before execution of the grant agreement. If no match funds have been expended or if no work funded with match share has occurred before execution, then state this in the report. All pre-execution match expenditures must conform to the requirements in the Terms and Conditions of this Agreement.

Product:

- Monthly Progress Reports

Task 1.5 Final Report

The goal of the Final Report is to assess the project's success in achieving the Agreement's goals and objectives, advancing science and technology, and providing energy-related and other benefits to California.

The objectives of the Final Report are to clearly and completely describe the project's purpose, approach, activities performed, results, and advancements in science and technology; to present a public assessment of the success of the project as measured by the degree to which goals and objectives were achieved; to make insightful observations based on results obtained; to draw conclusions; and to make recommendations for further projects and improvements to the FTD project management processes.

The Final Report shall be a public document. If the Recipient has obtained confidential status from the Energy Commission and will be preparing a confidential version of the Final Report as well, the Recipient shall perform the following activities for both the public and confidential versions of the Final Report

The Recipient shall:

- Prepare an Outline of the Final Report, if requested by the CAM.
- Prepare a Final Report following the latest version of the Final Report guidelines which will be provided by the CAM. The CAM shall provide written comments on the Draft Final Report within fifteen (15) working days of receipt. The Final Report must be completed at least 60 days before the end of the Agreement Term.
- Submit one bound copy of the Final Report with the final invoice.

Products:

- Outline of the Final Report, if requested
- Draft Final Report
- Final Report

Task 1.6 Identify and Obtain Matching Funds

The goal of this task is to ensure that the match funds planned for this Agreement are obtained for and applied to this Agreement during the term of this Agreement.

The costs to obtain and document match fund commitments are not reimbursable through this Agreement. Although the Energy Commission budget for this task will be zero dollars, the Recipient may utilize match funds for this task. Match funds shall be spent concurrently or in advance of Energy Commission funds for each task during the term of this Agreement. Match funds must be identified in writing and the associated commitments obtained before the Recipient can incur any costs for which the Recipient will request reimbursement.

The Recipient shall:

- Prepare a letter documenting the match funding committed to this Agreement and submit it to the CAM at least 2 working days prior to the kick-off meeting. Provide in the letter a list of the match funds that identifies the:
  - Amount of each cash match fund, its source, including a contact name, address and telephone number and the task(s) to which the match funds will be applied.
  - Amount of each in-kind contribution, a description, documented market or book value, and its source, including a contact name, address and telephone number and the task(s) to which the match funds will be applied. If the in-kind contribution is equipment or other tangible or real property, the Recipient shall identify its owner and provide a contact name, address and telephone number, and the address where the property is located.
- Provide a copy of the letter of commitment from an authorized representative of each source of cash match funding or in-kind contributions that these funds or contributions have been secured. For match funds provided by a grant a copy of the executed grant shall be submitted in place of a letter of commitment.
- Discuss match funds and the implications to the Agreement if they are reduced or not obtained as committed, at the kick-off meeting. If applicable, match funds will be included as a line item in the progress reports and will be a topic at CPR meetings.

- Provide the appropriate information to the CAM if during the course of the Agreement additional match funds are received.
- Notify the CAM within 10 days if during the course of the Agreement existing match funds are reduced. Reduction in match funds must be approved through a formal amendment to the Agreement and may trigger an additional CPR meeting.

Products:

- A letter regarding match funds or stating that no match funds are provided
- Copy(ies) of each match fund commitment letter(s) (if applicable)
- Letter(s) for new match funds (if applicable)
- Letter that match funds were reduced (if applicable)

Task 1.7 Identify and Obtain Required Permits

The goal of this task is to obtain all permits required for work completed under this Agreement in advance of the date they are needed to keep the Agreement schedule on track.

Permit costs and the expenses associated with obtaining permits are not reimbursable under this Agreement. Although the Energy Commission budget for this task will be zero dollars, the Recipient shall budget match funds for any expected expenditures associated with obtaining permits. Permits must be identified in writing and obtained before the Recipient can make any expenditure for which a permit is required.

The Recipient shall:

- Prepare a letter documenting the permits required to conduct this Agreement and submit it to the CAM at least 2 working days prior to the kick-off meeting. If there are no permits required at the start of this Agreement, then state such in the letter. If it is known at the beginning of the Agreement that permits will be required during the course of the Agreement, provide in the letter:
  - A list of the permits that identifies the:
    - Type of permit
    - Name, address and telephone number of the permitting jurisdictions or lead agencies
  - The schedule the Recipient will follow in applying for and obtaining these permits.
- Discuss the list of permits and the schedule for obtaining them at the kick-off meeting and develop a timetable for submitting the updated list, schedule and the copies of the permits. The implications to the Agreement if the permits are not obtained in a timely fashion or are denied will also be discussed. If applicable, permits will be included as a line item in the Progress Reports and will be a topic at CPR meetings.
- If during the course of the Agreement additional permits become necessary, provide the appropriate information on each permit and an updated schedule to the CAM.
- As permits are obtained, send a copy of each approved permit to the CAM.

- If during the course of the Agreement permits are not obtained on time or are denied, notify the CAM within 5 working days. Either of these events may trigger an additional CPR.

Products:

- Letter documenting the permits or stating that no permits are required
- A copy of each approved permit (if applicable)
- Updated list of permits as they change during the term of the Agreement (if applicable)
- Updated schedule for acquiring permits as changes occur during the term of the Agreement (if applicable)
- A copy of each final approved permit (if applicable)

Task 1.8 Obtain and Execute Subcontracts

The goal of this task is to ensure quality products and to procure subcontractors required to carry out the tasks under this Agreement consistent with the Agreement Terms and Conditions and the Recipient's own procurement policies and procedures. It will also provide the Energy Commission an opportunity to review the subcontracts to ensure that the tasks are consistent with this Agreement, and that the budgeted expenditures are reasonable and consistent with applicable cost principles.

The Recipient shall:

- Manage and coordinate subcontractor activities.
- Submit a draft of each subcontract required to conduct the work under this Agreement to the CAM for review.
- Submit a final copy of the executed subcontract.
- If Recipient decides to add new subcontractors, then the Recipient shall notify the CAM.

Products:

- Draft subcontracts
- Final subcontracts

TECHNICAL TASKS

TASK 2: REFUELING STATION DESIGN AND ENGINEERING

The goal of this task is to perform the design and engineering tasks that are required for each hydrogen refueling station, including hydrogen production, storage, dispensing, and monitoring.

The hydrogen refueling stations in this Agreement are:

- 5060 Redwood Drive, Rohnert Park, CA 94928
- 8544 East Chapman Avenue, Orange, CA 92869
- 15281 West Sunset Blvd., Pacific Palisades, CA 90272

The Recipient shall:

- Design and engineer each station according to individual location details and selected station components.
- Prepare a plot plan for each station.
- Develop a monitoring and control (M&C) system for each station that enables both local and remote monitoring and corrective actions to be taken to maximize safety to operating personnel and the community.
- Develop a master station control center that interfaces with the M&C system to remotely monitor station operation status.
- Prepare an equipment list for each hydrogen station including, but not limited to, a description of each item necessary for complete installation and operationality, test protocols and codes applicable to each item, and cost estimates or bids for each item.
- Procure renewable electrical power. This power will be from 100% renewable source pathways.

Products:

- Design and engineering report
- Copy of plot plan
- Equipment list for each hydrogen station
- Copy of contracts for 100% renewable power
- Summary report of M&C and master station control center development

TASK 3: STATION INSTALLATION

The goal of this task is to procure, install, and commission the equipment for each hydrogen refueling station.

The Recipient shall:

- Perform site modifications including demolition, trenching, paving, electrical, piping, and civil work to allow installation of hydrogen production, storage, and dispensing equipment.
- Procure and install hydrogen station components at each station site.
- Prepare an interim construction progress report that documents progress at each station location. This report shall include a list of activities performed, discussion of the activities and any significant issues encountered, and how any issues were addressed. The report shall include photographs of the completed station.

Products:

- Interim construction progress report
- Photographs of installed stations

[CPR WILL BE HELD DURING THIS TASK. See Task 1.2 for details]

TASK 4: COMMISSIONING, BECOMING OPERATIONAL, AND CONTINUING OPERATION

The goals of this task are to test, commission and make operational the hydrogen refueling stations. For each station, the operational date is defined as the date by which all of the following are completed: 1) the hydrogen fuel supply and all station/dispenser components are installed; 2) all required permits from local agencies are received; 3) the station has successfully completed a hydrogen quality test as specified in PON-13-607 Section IV.A; 4) the station has successfully fueled one fuel cell vehicle with hydrogen; and 5) the station is open to the public.

The Recipient shall:

- Prepare an Operations and Maintenance (O&M) Manual for each station. This manual shall cover best practices for the safe and efficient operation of each station in accordance with applicable performance requirements, and as required by station component manufacturers. The manual shall also delineate all consumable supplies and replacement intervals, all periodic maintenance required, and procedures to respond to remote warnings detected by the station's monitoring and control system interface.
- Perform station operation, maintenance, and monitoring in accordance with the Operations and Maintenance Manual.
- Provide training to the station operators.
- Commission, test and verify performance of the hydrogen refueling stations, and complete all qualification testing required by PON-13-607 (Section IV. Minimum Technical Requirements).
- Ensure that each station shall have a minimum daily fueling capacity of 130 kilograms. The station must be able to deliver the rated daily capacity over a 12 hour period. The average daily station capacity (kg/day) shall be the total kg of hydrogen that can be delivered to 7 kg-capacity fuel cell vehicles according to the SAE J2601, over a 12 hour period.
- **<u>Make all stations operational by October 31, 2015.</u>**
- For each station provide written notification to the CAM that the station has become operational in accordance with the operational date definition. Written notification shall include: 1) The date and time each station has fully met the operational date definition. 2) A listing of the qualification testing performed; and 3) The results of those tests.
- Install digital video surveillance cameras to monitor hydrogen dispenser, storage gauges, and valves.
- Install a communications system enabling a remote operator to assist customers at the hydrogen dispenser.
- Program custom interface between dispenser PLC, electrolyzer PLC, and Recipient's monitoring application.

- Conduct final system check to ensure all station remote monitoring systems are fully operational, including Energy Commission staff remote viewing access.
- List each station with all appropriate entities (e.g., California Fuel Cell Partnership (CaFCP) Station Map and Alternative Fuels Data Center (AFDC)) that track and map hydrogen station locations, thus ensuring that the public has maximum access

Products:

- Written notification to the CAM as each hydrogen refueling station becomes operational
- Draft Operations and Maintenance Manual
- Final Operations and Maintenance Manual
- Summary report of monitoring and communications equipment installation and testing
- List of entities where station can be tracked and mapped

Task 5: DATA COLLECTION AND ANALYSIS

The goal of this task is to collect operational data from the project, to analyze that data for economic and environmental benefits, and to include the data and analysis in the Final Report. The NREL Data Collection Tool spreadsheets shall be used for data collection.

The Recipient shall:

- Develop a plan for data collection according to the National Renewable Energy Laboratory (NREL) Data Collection Tool.
- Troubleshoot any issues identified.
- Collect 12 months of throughput, usage, and operations data from the project including, but not limited to:
  - Maximum capacity of the new fueling system
  - Gallons of gasoline and/or diesel fuel displaced (with associated mileage information)
  - Expected air emissions reduction, for example:
    - Non-methane hydrocarbons
    - ~~Oxides of nitrogen~~
    - Non-methane hydrocarbons plus oxides of nitrogen
    - Particulate Matter
    - Formaldehyde
  - Specific jobs and economic development resulting from this project
- Identify any current and planned use of renewable energy at the facility.
- Identify the source of the alternative fuel.
- Describe any energy efficiency measures used in the facility that may exceed Title 24 standards in Part 6 of the California Code Regulations.

- Provide data on potential job creation, economic development, and increased state revenue as a result of expected future expansion.
- Provide a quantified estimate of the project's carbon intensity values for life-cycle greenhouse gas emissions.
- Compare any project performance and expectations provided in the proposal to Energy Commission with actual project performance and accomplishments.
- Complete the NREL Data Collection Tool for each quarter and submit to the CAM.
- Collect data, information, and analyses described above and include in the Final Report.

Products:

- Quarterly reporting that complies with NREL Data Collection Tool spreadsheets
- Data collection information and analysis will be included in the Final Report

Task Number	Task Name	Product(s)	Due Date
1.1	**Attend Kick-off Meeting**		
		Updated Schedule of Products	2 days prior to kick-off meeting
		Updated List of Match Funds	2 days prior to kick-off meeting
		Updated List of Permits	2 days prior to kick-off meeting
		Kick-Off Meeting Agenda (CEC)	Commission
1.2	**Critical Project Review Meetings**		
		CPR Report	12/19/2014
	1st CPR Meeting	Agenda and a list of expected participants (CEC)	Commission
		Schedule for written determination (CEC)	Commission
		Written determination (CEC)	Commission
1.3	**Final Meeting**		
		Written documentation of meeting agreements	10/31/2016
		Schedule for completing closeout activities	10/31/2016
1.4	**Monthly Progress Reports**		
		Monthly Progress Reports	The 10th of each month during the approved term of this Agreement
1.5	**Final Report**		
		Final Outline of the Final Report (assumes end date to match O&M Support Grant – if approved).	6/31/16
		Draft Final Report (no less than 60 days before the end term of the agreement)	8/31/2016
		Final Report	10/31/2016
1.6	**Identify and Obtain Match Funds**		
		A letter regarding match funds or stating that no match funds are provided	2 days prior to kick-off meeting
		Copy(ies) of each match fund commitment letter(s) (if applicable)	2 days prior to kick-off meeting
		Letter(s) for new match funds (if applicable)	Within 10 days of identifying new match funds
		Letter that match funds were reduced (if applicable)	Within 10 days of identifying reduced match funds
1.7	**Identify and Obtain Required Permits**		
		Letter documenting the permits or stating that no permits are required	2 days prior to kick-off meeting
		A copy of each approved permit (if applicable)	Within 10 days of receiving each permit
		Updated list of permits as they change during the term of the Agreement (if applicable)	Within 10 days of change in list of permits
		Updated schedule for acquiring permits as changes occur during the term of the Agreement (if applicable)	Within 10 days of change in schedule for obtaining permits

1.8	**Obtain and Execute Subcontracts**	
	Letter describing the subcontracts needed or stating no subcontractors will be required	2 days prior to kick-off meeting
	Draft subcontracts	15 days prior to the scheduled execution date
	Final subcontracts	Within 10 days of execution
	Rohnert Park Hydrogen Refueling Station	
2	**Rohnert Park Hydrogen Refueling Station Design and Engineering**	
	Design and engineering report	10/23/2014
	Copy of plot plan	10/23/2014
	Equipment list	10/23/2014
	Copy of the contract for 100% renewable power	9/15/2015
	Summary report of M&C and master station control center development	9/15/2015
3	**Rohnert Park Hydrogen Refueling Station Installation**	
	Interim construction progress report	12/19/2014
	Photographs of installed station	11/15/2015
4	**Rohnert Park Hydrogen Refueling Station Commissioning, Becoming Operational, and Continuing Operation**	
	Draft Operations and Maintenance Manual	10/23/2014
	Final Operations and Maintenance Manual	10/15/2015
	Written notification to the CAM as each hydrogen refueling station becomes operational	11/10/2015
	List of entities where station can be tracked and mapped	11/1/2015
	Summary report of monitoring and communications equipment installation and testing	11/1/2015
	Pacific Palisades Hydrogen Refueling Station	
2	**Pacific Palisades Hydrogen Refueling Station Design and Engineering**	
	Design and engineering report	10/23/2014
	Copy of plot plan	10/23/2014
	Equipment list	10/23/2014
	Copy of the contract for 100% renewable power	9/15/2015
	Summary report of M&C and master station control center development	9/15/2015
3	**Pacific Palisades Hydrogen Refueling Station Installation**	
	Interim construction progress report	12/19/2014
	Photographs of installed station	11/15/2015

Exhibit A
Attachment A-1
Schedule of Products and Due Dates

4	**Pacific Palisades Hydrogen Refueling Station Commissioning, Becoming Operational, and Continuing Operation**	
	Draft Operations and Maintenance Manual	10/23/2014
	Final Operations and Maintenance Manual	10/15/2015
	Written notification to the CAM as each hydrogen refueling station becomes operational	11/10/2015
	List of entities where station can be tracked and mapped	11/1/2015
	Summary report of monitoring and communications equipment installation and testing	11/1/2015
	Orange Hydrogen Refueling Station	
2	**Orange Hydrogen Refueling Station Design and Engineering**	
	Design and engineering report	10/23/2014
	Copy of plot plan	10/23/2014
	Equipment list	10/23/2014
	Copy of the contract for 100% renewable power	9/15/2015
	Summary report of M&C and master station control center development	9/15/2015
3	**Orange Hydrogen Refueling Station Installation and Commissioning**	
	Interim Construction Progress Report	12/19/2014
	Photographs of installed station	11/15/2015
4	**Orange Hydrogen Refueling Station Commissioning, Becoming Operational, and Continuing Operation**	
	Draft Operations and Maintenance Manual	10/23/2014
	Final Operations and Maintenance Manual	10/15/2015
	Written notification to the CAM as each hydrogen refueling station becomes operational	11/10/2015
	List of entities where station can be tracked and mapped	11/1/2015
	Summary report of monitoring and communications equipment installation and testing	11/1/2015
5	**Data Collection and Analysis (All stations)**	
	Data Collection Tool	quarterly
	Data collection information and analysis will be included in the Final Report	N/A

Exhibit B
HyGen Stations

HyGen Stations Summary		Commission Investable Totals	Match Funding Totals	Grand Totals
Identifier	Station Address			
Rohnert Park	5060 Redwood Drive, Rohnert Park, CA 94928	$ 1,760,380	$ 1,466,288	$ 3,226,228
Orange	0544 East Chapman Avenue, Orange, CA 92869	$ 1,769,032	$ 1,486,200	$ 3,255,228
Pacific Palisades	16281 West Sunset Blvd., Pacific Palisades, CA 90272	$ 1,768,938	$ 1,486,290	$ 3,255,228
	Grand Totals:	$ 5,304,614	$ 4,453,864	$ 9,758,678

Exhibit B
B-1 Task Summary

Summary Task Budget		Prime Recipient Reimbursable Costs	Major Subcontractor #1 Reimbursable Costs	Major Subcontractor #2 Reimbursable Costs	Major Subcontractor #3 Reimbursable Costs	Major Subcontractor #4 Reimbursable Costs	Major Subcontractor #5 Reimbursable Costs	Cumulative Reimbursable Totals	Match Funding Total	Grand Totals
		[illegible]	[illegible]	TDD - Civil Engineering Subcontract	TDD - [illegible] Architectural	TDD - Electrical [illegible]	TDD - [illegible]			
1.0	[illegible]	$ 11,514						$ 50,694	$ 50,[illegible]	$ 101,[illegible]
2.0	Testing Station Design and Engineering	$ 23,704	$ 42,434	$ 41,017	$ 6,100	$ 25,[illegible]	$ 112,991	$ 255,449	$ 26,161	$ 285,[illegible]
3.0	Station Installation	$ 4,253,[illegible]	$ 91,577	$ 110,[illegible]	$ 76,035	$ 85,897	$ 47,[illegible]	$ 4,879,[illegible]	$ 4,[illegible]	$ 9,449,[illegible]
4.0	Commissioning, Monitoring, Checkout and Continuing Analysis	$ 51,109	$ 24,400					$ 109,452	$ 750,[illegible]	$ [illegible]
5.0	Data Collection and Analysis	$ 7,029						$ 7,029	$ 7,[illegible]	$ 14,[illegible]
	Grand Totals	$ 4,458,437	$ 177,441	$ 151,[illegible]	$ 273,732	$ 114,090	$ 167,[illegible]	$ 5,2[illegible]	$ 4,4[illegible]	$ 9,265,[illegible]

[illegible]

Exhibit B
B-2 Category Summary

Summary Category Budget	Prime Recipient Reimbursable Costs	Major Subcontractor #1 Reimbursable Costs	Major Subcontractor #2 Reimbursable Costs	Major Subcontractor #3 Reimbursable Costs	Major Subcontractor #4 Reimbursable Costs	Major Subcontractor #5 Reimbursable Costs	Cumulative Reimbursable Totals	Match Funding Totals	Grand Totals
	[illegible]	[illegible]	TDC - Civil Engineering	TDD - [illegible] Architectural	TDD - [illegible]	TDC - [illegible]			
Direct Labor	$ [illegible]	$ 105,478	$ 88,472	$ 71,157	$ 62,[illegible]	$ 71,[illegible]	$ [illegible]	$ 184,557	$ 778,[illegible]
Fringe Benefits	$ -	$ 54,884	$ 46,[illegible]	$ 27,[illegible]	$ 20,513	$ 16,[illegible]	$ 200,[illegible]	$ -	$ 200,[illegible]
Travel	$ -						$ -	$ -	$ -
Equipment	$ 4,281,[illegible]						$ 4,531,[illegible]	$ 2,520,[illegible]	$ 7,271,[illegible]
Materials/Misc.		$ -		$ 155,100	$ 27,[illegible]	$ 48,[illegible]	$ 230,[illegible]	$ 234,500	$ [illegible]
Minor Subcontractors	$ -						$ -	$ -	$ -
Total Direct	$ 4,458,437	$ 161,313	$ 134,[illegible]	$ [illegible]	$ 108,[illegible]	$ [illegible]	$ [illegible]	$ 4,[illegible]	$ 9,2[illegible]
Indirect Overhead	$ -	$ 8,084	$ 8,829	$ [illegible]	$ 5,977	$ [illegible]	$ 29,550	$ -	$ 29,550
General & Administrative	$ -	$ 8,064	$ 6,890	$ 5,391	$ 3,857	$ 5,[illegible]	$ 29,[illegible]	$ -	$ 29,[illegible]
Total Indirect	$ -	$ 16,128	$ 13,[illegible]	$ 15,[illegible]	$ 7,[illegible]	$ 10,[illegible]	$ [illegible]	$ -	$ 58,[illegible]
Grand Total	$ 4,458,437	$ 177,441	$ 167,[illegible]	$ 273,732	$ 114,090	$ 165,[illegible]	$ 5,2[illegible]	$ 4,[illegible]	$ 9,265,[illegible]

Exhibit B
Att B-3 Prime Labor Rates

HyGen Industries

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates ($)* [illegible]						
		From: 7/22/14	To: 12/31/14	From: 1/1/15	To: 12/31/15	From: 1/1/16	To: 12/31/16	Total Hours Worked
Name	Job Classification/Title	($) Unloaded Maximum Rate		($) Unloaded Maximum Rate		($) Unloaded Maximum Rate		
Paul Staples	Project Director/So Cal. Gen. Mgr	$	79	$	79	$	79	4125
Glenn Rom[illegible]	Project Engineer	$	79	$	79	$	79	2050
Paul Oli[illegible]	IT Manager/Business Development	$	78	$	79	$	79	3075
Alexander Kim	Sr. Cal. General and OSM Manager	$	79	$	79	$	79	3250
Gary Roland	So. Cal. Project Manager	$	79	$	79	$	78	2080
James Provenzano	So. Cal. Project Manager	$	78	$	79	$	79	2[illegible]
Wesley Hastings	Environmental Manager	$	78	$	76	$	79	2575
Barbara Riggs	Accounting Support	$	78	$	79	$	79	1500
Kevin McSpadden	Legal Support	$	200	$	200	$	200	800

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be unloaded rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Exhibit B
Att B-3a Sub #1 Labor Rates

A[illegible] Environmental

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates ($)* [illegible]						
		From: 7/22/14	To: 12/31/14	From: 1/1/15	To: 12/31/15	From: 1/1/16	To: 12/31/16	Total Hours Worked
Name	Job Classification/Title	($) Unloaded Maximum Rate		($) Unloaded Maximum Rate		($) Unloaded Maximum Rate		
Rich Coutu	Mechanical Engineer/PM	$	90.00	$	90.00	$	90.00	1850
TBD	Trade Technicians/ Technicians	$	68.00	$	68.00	$	68.00	4307

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be unloaded rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Create additional Subcontractor sheets as necessary.

Exhibit B
Att B-3b Sub #2 Labor Rates

TBD - Civil Engineering Subcontractor				
Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates From: 7/22/14 To: 12/31/16		Total Hours Worked
Name	Job Classification/Title	($) Unloaded Maximum Rate		
Select via Comp. Bid	Civil Engineer	$	120.00	930
Select via Comp. Bid	Masonry and Carpentry Technicians	$	63.00	6250

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be <u>unloaded</u> rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Exhibit B
Att B-3c Sub #3 Labor Rates

TBD - Structural/ Architectural Sub				
Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates From: 7/22/14 To: 12/31/16		Total Hours Worked
Name	Job Classification/Title	($) Unloaded Maximum Rate		
Select via Comp. Bid	Structural Engineer	$	120.00	210
Select via Comp. Bid	Masonry Technician	$	63.00	6250

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be <u>unloaded</u> rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Exhibit B
Att B-3d Sub #4 Labor Rates

TBD - Electrical Sub				
Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates		Total Hours Worked
		From:	7/22/14	
		To:	12/31/16	
Name	Job Classification/Title	($) Unloaded Maximum Rate		
Select via Comp. Bid	Electrical Engineer	$	120.00	700
Select via Comp. Bid	Electrical Technician	$	63.00	[illegible]

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be <u>unloaded</u> rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Exhibit B
Att B-3e Sub #5 Labor Rates

TBD - Piping Sub				
Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)		Projected Hourly Unloaded Rates		Total Hours Worked
		From:	7/22/14	
		To:	12/31/16	
Name	Job Classification/Title	($) Unloaded Maximum Rate		
Select via Comp. Bid	Piping Technician	$	[illegible]	[illegible]

* Actual billable rates cannot exceed the rates specified in this exhibit.

* Rates listed must be <u>unloaded</u> rates (that is, before fringe benefits, overhead, G&A or Profit). These rates must reflect the highest salary or wage rate that is actually paid to the employee.

Exhibit B
Att B-4a Sub#1 Non-Labor Rates

Above Environmental

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)				Percentage Rate: Fringe Benefits (FB)	Indirect Overhead (IOH)	General & Administrative (GA)
From:	7/22/14	To:	12/31/16	51.5%	5%	5%

Note: Use the categories that you typically use in your standard business practice.

Non-Labor Rate Category	List the budget expense items to which the indirect costs or fees are applied. Use the following abbreviations: DL = Direct Labor, FB = Fringe Benefits, M = Materials/ Miscellaneous, EQ = Equipment, T = Travel, S = Subcontracts, IOH = Indirect Overhead, GA = General & Administrative
Fringe Benefits	DL
Indirect Overhead	DL+FB
General & Administrative	DL+FB

List items you include in each category (e.g., vacation, retirement plan, telephone, secretarial, rent/lease, insurance, etc.).

Fringe Benefits	Indirect Overhead	General & Administrative
Health Insurance	Office supplies	Admin support
FICA	Taxes (Fed, State, Local)	Accounting
Pension	Lease	Legal
	Utilities	IT
Unemployment	Liability Insurance	
Labor relations costs including labor management committees, employee publications, and other related activities		

*All Fringe, IOH and G&A costs must be reasonably related to this Agreement.

* Actual billable rates cannot exceed the rates specified in this exhibit.

Exhibit B
Att B-4b Sub#2 Non-Labor Rates

TBD - Civil Engineering Subcontractor

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)				Percentage Rate: Fringe Benefits (FB)	Indirect Overhead (IOH)	General & Administrative (GA)
From:	7/22/14	To:	12/31/16	51.5%	5%	5%

Note: Use the categories that you typically use in your standard business practice.

Non-Labor Rate Category	List the budget expense items to which the indirect costs or fees are applied. Use the following abbreviations: DL = Direct Labor, FB = Fringe Benefits, M = Materials/ Miscellaneous, EQ = Equipment, T = Travel, S = Subcontracts, IOH = Indirect Overhead, GA = General & Administrative
Fringe Benefits	DL
Indirect Overhead	DL+FB
General & Administrative	DL+FB

List items you include in each category (e.g., vacation, retirement plan, telephone, secretarial, rent/lease, insurance, etc.).

Fringe Benefits	Indirect Overhead	General & Administrative
Health and Welfare	Office expenses	Admin support
Pension	FICA	Accounting
St. Unemp. Ben.		Legal
Labor Management		IT

* Actual billable rates cannot exceed the rates specified in this exhibit.

Exhibit B
Att B-4c Sub#3 Non-Labor Rates

TBD - Structural/ Architectural Sub

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)				Percentage Rate: Fringe Benefits (FB)	Percentage Rate: Indirect Overhead (IOH)	Percentage Rate: General & Administrative (GA)
From:	7/22/14	To:	12/31/16	51.5%	5%	5%

Note: Use the categories that you typically use in your standard business practice.

Non-Labor Rate Category	List the budget expense items to which the indirect costs or fees are applied. Use the following abbreviations: DL = Direct Labor, FB = Fringe Benefits, M = Materials/ Miscellaneous, EQ = Equipment, T = Travel, S = Subcontracts, IOH = Indirect Overhead, GA = General & Administrative
Fringe Benefits	DL
Indirect Overhead	DL+FB
General & Administrative	DL+FB

List items you include in each category (e.g., vacation, retirement plan, telephone, secretarial, rent/lease, insurance, etc.).

Fringe Benefits	Indirect Overhead	General & Administrative
Health and Welfare	Office expenses	Admin support
Pension	FICA	Accounting
St. Unemp. Ben.		Legal
Labor Management		IT

* **Actual billable rates cannot exceed the rates specified in this exhibit.**

Exhibit B
Att B-4d Sub#4 Non-Labor Rates

TBD - Electrical Sub.

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)				Percentage Rate: Fringe Benefits (FB)	Percentage Rate: Indirect Overhead (IOH)	Percentage Rate: General & Administrative (GA)
From:	7/22/14	To:	12/31/16	51.5%	5%	5%

Note: Use the categories that you typically use in your standard business practice.

Non-Labor Rate Category	List the budget expense items to which the indirect costs or fees are applied. Use the following abbreviations: DL = Direct Labor, FB = Fringe Benefits, M = Materials/ Miscellaneous, EQ = Equipment, T = Travel, S = Subcontracts, IOH = Indirect Overhead, GA = General & Administrative
Fringe Benefits	DL
Indirect Overhead	DL+FB
General & Administrative	DL+FB

List items you include in each category (e.g., vacation, retirement plan, telephone, secretarial, rent/lease, insurance, etc.).

Fringe Benefits	Indirect Overhead	General & Administrative
Health and Welfare	Office expenses	Admin support
Pension	FICA	Accounting
St. Unemp. Ben.		Legal
Labor Management		IT

* **Actual billable rates cannot exceed the rates specified in this exhibit.**

Exhibit B

Att B-4e Sub#5 Non-Labor Rates

TBD - Piping Sub

Time intervals from the start of the project through the Contract Term End Date. (Use your organization's Fiscal Year start / end dates.)				Percentage Rate		
				Fringe Benefits (FB)	Indirect Overhead (IOH)	General & Administrative (GA)
From:	7/22/14	To:	12/31/16	51.5%	5%	5%

Note: Use the categories that you typically use in your standard business practice.

Non-Labor Rate Category	List the budget expense items to which the indirect costs or fees are applied. Use the following abbreviations: DL = Direct Labor, FB = Fringe Benefits, M = Materials/ Miscellaneous, EQ = Equipment, T = Travel, S = Subcontracts, IOH = Indirect Overhead, GA = General & Administrative
Fringe Benefits	DL
Indirect Overhead	DL+FB
General & Administrative	DL+FB

List items you include in each category (e.g., vacation, retirement plan, telephone, secretarial, rent/lease, insurance, etc.).

Fringe Benefits	Indirect Overhead	General & Administrative
Health and Welfare	Office expenses	Admin support
Pension	FICA	Accounting
St. Unemp. Ben.		Legal
Labor Management		IT

*** Actual billable rates cannot exceed the rates specified in this exhibit.**

Exhibit B

B-5 Direct Operating Expenses

Pre-approved Travel List *

Task No.	Prime / Sub Name	Trip #	Who	Departure and Destination	Trip Purpose	Amount: Commission Funds	Amount: Match Funds
	No Travel Needed						
					Total	$0	$0

* Travel is reimbursed at state rates

Equipment**

Task No.	Prime / Sub Name	Description	Purpose	# Units	Unit Cost	Amount: Commission Funds	Amount: Match Funds
2	HyGen Industries, Inc.	Electrolyzer	hydrogen generation	3	$ 644,240	$ 2,292,725	$ [illegible]
2	HyGen Industries, Inc.	Hydrogen liquid storage vessel	onsite storage of hydrogen	3	$ 260,000	$ 780,000	$ -
1	HyGen Industries, Inc.	Dual-nozzle dispenser	hydrogen dispensing	3	$ 170,000	$ 357,000	$ 153,000
1	HyGen Industries, Inc.	Compressor	hydrogen compression	3	$ [illegible]	$ [illegible]	$ [illegible]
1	HyGen Industries, Inc.	Compression Booster	booster needed to achieve 700 bar dispensing	3	$ [illegible]	$ [illegible]	$ [illegible]
3	HyGen Industries, Inc.	Water System	hydrogen generation	3	$ 10,000	$ 30,000	$ -
3	HyGen Industries, Inc.	Chiller	hydrogen dispensing system	3	$ [illegible]	$ [illegible]	$ [illegible]
4	HyGen Industries, Inc.	[illegible]	for testing of fuel quality	2	$ 75,000	$ 150,000	$
					Total	$4,[illegible]	$[illegible]

** See [illegible] terms and conditions for equipment definition

Material(s)/ Miscellaneous Costs

Task No.	Prime / Sub Name	Description	Purpose	# Units	Unit Cost	Amount: Commission Funds	Amount: Match Funds
2	Structural/Retail SUB [illegible]	Site modification materials	Demolition, trenching, paving and civil work to prepare for installation of hydrogen equipment	varies		$ [illegible]	$0
3	Electrical SUB [illegible]	Electrical materials	Support station installation	varies		$ 27,0[illegible]	
3	Piping SUB [illegible]	Piping materials	Support station installation	varies		$ 4[illegible],000	
4	HyGen Industries, Inc.	[illegible]	Land dedicated for hydrogen refueling equipment	2	$ 2[illegible]		$724,500
					Total	$ [illegible]	$724,500

Exhibit B
B-5 Direct Operating Expenses

Minor Subcontractors

Task No.	Subcontractor Legal Name	Purpose	Amount: Commission Funds	Amount: Match Funds
	NONE			
		Total:	[illegible]	$0

Exhibit B
B-6 Match Funding

	Task Match Funding Budget	Prime Recipient Match Contribution: HyGen Industries	Match Funding Totals
1.0	Administration	$ 50,814	$ 50,814
2.0	Fueling Station Design and Engineering	$ 35,784	$ 35,784
3.0	Systems Installation	$ 3,670,573	$ 3,670,573
4.0	Commissioning, Becoming Operational, and Continuing Operation	$ 788,981	$ 788,981
5.0	Data Collection and Analysis	$ 7,032	$ 7,032
	Grand Totals	$ 4,453,184	$ 4,453,184

Exhibit C

ALTERNATIVE AND RENEWABLE FUEL AND VEHICLE TECHNOLOGY PROGRAM (ARFVTP)

TERMS AND CONDITIONS

TERMS AND CONDITIONS

TABLE OF CONTENTS

SECTION PAGE NO.

TERMS AND CONDITIONS

1. ***Grant Agreement***

This project is being funded with a grant from the California Energy Commission's (Energy Commission) Alternative and Renewable Fuel and Vehicle Technology Program.

This Agreement is comprised of the grant funding award, the Terms and Conditions, and all attachments. These Terms and Conditions are standard requirements for grant awards. The Energy Commission may impose additional special conditions in this grant Agreement that address the unique circumstances of this project. Special conditions that conflict with these standard provisions take precedence.

The Recipient's authorized representative shall sign all copies of this Agreement and return all signed packages to the Energy Commission's Grants and Loans Office within 30 days. Failure to meet this requirement may result in the forfeiture of this award. When all required signatures are obtained, an executed copy will be returned to the Recipient.

The term of this Agreement or the Agreement Period is the length of this Agreement between the Energy Commission and the Recipient. Project means Recipient's specific project that is funded in whole or in part by this Agreement. The Recipient's project may coincide with or extend outside the Agreement Period.

All reimbursable work and/or the expenditure of funds must occur within the approved term of this Agreement. The Energy Commission cannot authorize any payments until all parties sign this Agreement.

2. ***Attachments and References***

The following are attached and hereby expressly incorporated into this Agreement.

- Payment Request Form.
- Work Statement.
- Budget.
- Resolution of the Recipient or Local Jurisdiction Governing Body (if applicable).
- Resolution of the California Energy Commission (if applicable).
- Special Terms and Conditions (if applicable).

3. ***Funding Limitations***

Any federal, State, and local laws and regulations applicable to your project not expressly listed in this Agreement are incorporated herein as part of this Agreement.

4. ***Due Diligence***

The Recipient is required to take timely actions which, taken collectively, move this project to completion. The Energy Commission Agreement Manager (CAM) will periodically evaluate the Schedule of Products and Due Dates for completion of the Statement of Work tasks. If the CAM determines (1) the Recipient is not being diligent in completing the tasks in the Statement of Work or (2) the time remaining in this Agreement is insufficient to complete all project work tasks by the approved Agreement end term date, the CAM may recommend that this Agreement be terminated, and the Agreement may, without prejudice to any of the Energy Commission's remedies, be terminated.

5. ***Products***

Products are defined as any tangible item specified in the Statement of Work. Unless otherwise directed, draft copies of all products identified in the Work Statement shall be submitted to the CAM for review and comment. The Recipient will submit an original and two copies of the final version of all products to the CAM.

6. ***Reports***

a. Progress Reports

The Recipient shall submit progress reports to the CAM as indicated in the Special Conditions or Work Statement. At a minimum, each progress report shall include the following.

Work Statement: This section should include a brief restatement of the approved tasks in the Work Statement and a report on the status of each, including a discussion of any products due and whether or not the project is progressing according to schedule. This section also should include a discussion of any problems encountered, proposed changes to the tasks in the Work Statement, and anticipated accomplishments in the upcoming quarter.

Financial Status: This section should include a narrative report comparing costs incurred to date with the approved Budget. The report should state whether or not the project is progressing within the approved Budget and discuss any proposed changes.

Additional Information: Additional information may be required in the progress reports as specified in the Work Statement or Special Conditions.

b. Final Reports

A draft final report shall be submitted to the CAM no later than 60 days prior to the end of the Agreement term. At a minimum, the report shall include:

- Table of Contents.
- Abstract.

- A brief summary of the objectives of the project and how these objectives were accomplished.
- Any findings, conclusions, or recommendations for follow-up or ongoing activities that might result from the successful completion of the project.
- A statement of future intent of the grant Recipient to maintain or further develop the project.
- A Payment Request form for the final payment (including any retention).
- A consolidated list of subcontractors funded in whole or in part by the grant Recipient. Include the name, address, concise statement of work done, period, and value of each.
- Additional information specified in the Work Statement or Special Conditions.

The CAM will review the draft report. The Recipient will incorporate applicable comments and submit the final report (the original and two copies) to the CAM.

Upon receipt of the final report, the CAM shall ensure that all work has been satisfactorily completed.

c. Rights in Reports

The Energy Commission reserves the right to use and reproduce all reports and data produced and delivered pursuant to this Agreement, and reserves the right to authorize others to use or reproduce such materials. Each report becomes the property of the Energy Commission.

d. Failure to Comply with Reporting Requirements

Failure to comply with the reporting requirements contained in this Agreement will be considered a material noncompliance with the terms of this Agreement. Noncompliance may result in withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards.

7. ***Publications - Legal Statement on Reports and Products***

You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

No product or report produced as a result of work funded by this program shall be represented to be endorsed by the Energy Commission, and all such products or reports shall include the following statement.

LEGAL NOTICE

This document was prepared as a result of work sponsored by the California Energy Commission. It does not necessarily represent the views of the Energy Commission, its employees, or the State of California. The Energy Commission, the State of California, its employees, contractors, and subcontractors make no warranty, express or implied, and assume no legal liability for the information in this document; nor does any party represent that the use of this information will not infringe upon privately owned rights.

8. *Changes to the Agreement*

a. Significant Changes

Significant changes to this Agreement must be approved by the Energy Commission through a formal amendment. Significant changes include, but are not limited to:

- Change of Recipient's legal name,
- Change of Recipient,
- Changes in order to disencumber funds,
- Changes to the Work Statement that reasonably modify the purpose of the Agreement,
- Changes to the Schedule of Products that extend the due dates beyond the term of the Agreement,
- Changes to the Budget that increase the amount of the Agreement,
- Changes to the Budget that increase rates or fees.

The Recipient shall submit a request in writing to the CAM with a copy to the Energy Commission Grants and Loans Officer for any significant change. The CAM will notify the Recipient Project Manager of the appropriate Energy Commission action within ten (10) working days.

b. Nonsignificant Changes

Changes that are not significant to the Agreement do not need to be approved at a Energy Commission business meeting through a formal amendment. These changes shall be documented in a Letter of Agreement, signed by both parties.

c. Schedule of Products and Due Dates

If the Schedule of Products and Due Dates needs to be revised after the execution of the Agreement, the revised dates cannot extend beyond the term end date of the Agreement without a formal amendment. Recipient shall work with the CAM to agree on the new product due dates. The CAM will issue the revised Schedule of Products and Due Dates to the Recipient and the Grants and Loans Office.

d. Budget Reallocations

(1) The Energy Commission, through its CAM and Grants and Loans Officer, and the Recipient can agree upon and make certain budget reallocations without a formal amendment to this Agreement as long as ALL of the following conditions are met:

(a) The total of all budget reallocations cannot exceed ten percent (10%) with a cap amount of $75,000 of the Agreement Amount. For purposes of this provision, "Agreement Amount" means the total amount of Energy Commission funds being paid to the Recipient under this Agreement. It does not include any match funds provided by the Recipient.

For example, if under an agreement the Energy Commission agrees to pay a recipient $100,000 and the recipient is supplying $500,000 in match funding, the ten percent (10%) limitation applies to the $100,000. Only up to $10,000 of Energy Commission funds could be reallocated without a formal amendment. If under an agreement the Energy Commission agrees to pay a recipient $800,000, ten percent would be $80,000, but the cap is $75,000, so the most that could be reallocated without a formal amendment is $75,000.

(b) The budget reallocation cannot substantially change the scope of work. Examples of budget reallocations that do not substantially change the scope of work include, but are not limited to, the following:

- Increasing or decreasing the overall travel budget. This does not mean an increase to the allowed per diem rates under this Agreement.
- Increasing or decreasing the equipment budget.
- Increasing or decreasing the number of personnel assigned to complete tasks. This does not include increasing the hourly rates of the personnel and classifications listed in the budget. Increasing hourly rates requires a formal amendment. The addition of personnel also requires a formal amendment unless there is already an identified classification of rates in the budget that the new personnel will be filling.

(c) The budget reallocation only involves moving funds between tasks. The total Agreement Amount must remain unchanged. Increasing the total amount of the Agreement requires a formal amendment.

(d) The budget reallocation does not increase the percentage rate of Indirect Overhead, Fringe Benefits, General and Administrative Costs, or any other rates listed in the budget. For example, if an agreement budget lists the Indirect Overhead percentage rate as 25% of Direct Labor, the 25% cannot be changed without a formal amendment.

(2) To effectuate a budget reallocation under this section, the Recipient must make a request in writing to both the CAM and the Grants and Loans Officer. Both the CAM and the Grants and Loans Officer will then approve or disapprove the request in writing; the approval or disapproval is not effective or binding unless signed by both the CAM and the Grants and Loans Officer. Oral communications cannot be used or relied upon. If the request is approved, the CAM shall revise the Budget Attachments to reflect the changes and send them to the Grants and Loans Officer and the Recipient.

(3) Any desired budget reallocations that do not meet the four criteria in this section must be made through a formal amendment.

(4) Attempted budget reallocations that do not meet the requirements of this section are not legally binding upon the parties.

e. Amendments

This Agreement may be amended to make changes, including without limitation, additional funds, additional time, additional or modified tasks, and additional or modified terms.

9. *Contracting and Procurement Procedures*

This section provides general requirements for an agreement between the Recipient and a third party ("subcontractor").

All subcontracts must be submitted to the CAM for review prior to execution pursuant to the administrative task. For subcontracts that are listed as "to be determined" in the budget, the Recipient must submit the subcontractor's budget information to the CAM, using the budget forms provided, and have an executed subcontract before the subcontractor can incur any costs for which the Recipient will seek reimbursement.

The Recipient is required, where feasible, to employ contracting and procurement practices that promote open competition for all goods and services needed to complete this project. Recipient shall obtain price quotes from an adequate number of sources for all subcontracts.

The Energy Commission will defer to the Recipient's own regulations and procedures as long as they reflect applicable state and local laws and regulations and are not in conflict with the minimum standards specified in this Agreement.

Upon request, the Recipient must submit to the CAM a copy of all solicitations for services or products required to carry out the terms of this Agreement and copies of the proposals or bids received. If a specific subcontractor was identified in the original grant application and the grant was evaluated based in part on this subcontractor's qualifications, then prior written approval from the CAM is required before substituting a new subcontractor.

The Recipient is responsible for handling all contractual and administrative issues arising out of or related to any subcontracts it enters into under this Agreement.

All subcontracts must incorporate all of the following:

- A clear and accurate description of the material, products, or services to be procured as well as a detailed budget and timeline.
- Provisions that allow for administrative, contractual, or legal remedies in instances where subcontractors violate or breach contract terms, and provide for such sanctions and penalties as may be appropriate.
- Provisions for termination by the Recipient, including termination procedures and the basis for settlement.
- Language conforming to the "Nondiscrimination" provision in this Agreement.
- The Standard of Performance provisions specified in this Agreement.
- Retention of Records provisions specified in this Agreement.
- Audits provisions specified in this Agreement.
- Language conforming to the "Indemnification" provision in this Agreement.
- Public Work – Payment of Prevailing Wages Generally Required by Law provisions in this Agreement.

Recipients who are subcontracting with University of California (UC) may use the terms and conditions negotiated by the Energy Commission with UC for their subcontracts. Recipients who are subcontracting with the Department of Energy (DOE) national laboratories may use the terms and conditions negotiated with DOE.

Failure to comply with the above requirements may result in the termination of this Agreement.

10. *Bonding and Insurance*

The Recipient will follow its own bonding and insurance requirements relating to bid guarantees, performance bonds, and payment bonds without regard to the dollar value of the subcontract(s) as long as they reflect applicable state and local laws and regulations.

11. *Permits and Clearances*

The Recipient is responsible for ensuring all necessary permits and environmental documents are prepared and clearances are obtained from the appropriate agencies.

12. *Equipment*

Equipment is defined as having a useful life of at least one year, having an acquisition unit cost of at least $5,000, and purchased with Energy Commission funds. Equipment means any products, objects, machinery, apparatus, implements or tools purchased, used or constructed within the Project, including those products, objects, machinery, apparatus, implements or tools from which over thirty percent (30%) of the equipment is composed of materials purchased for the Project. For purposes of determining depreciated value of equipment used in the Agreement, the Project shall terminate at the end of the normal useful life of the equipment purchased, funded and/or developed with Energy Commission funds. The Energy Commission may determine the normal useful life of such equipment.

Title to equipment acquired by the Recipient with grant funds shall vest in the Recipient. The Recipient shall use the equipment in the project or program for which it was acquired as long as needed, whether or not the project or program continues to be supported by grant funds, and the Recipient shall not encumber the property without CAM approval. When no longer needed for the original project or program, the Recipient shall contact the CAM for disposition instructions.

13. *Termination*

This project may be terminated for any reason set forth below.

a. With Cause

In the event of any breach by the Recipient of the conditions set forth in this Agreement, this Agreement may be terminated for cause upon five (5) days written notice to the Recipient, without prejudice to any of the Energy Commission's legal remedies.

b. Without Cause

This Agreement may, at the Energy Commission's option, be terminated without cause in whole or in part, upon giving thirty (30) days advance notice in writing to the Recipient by certified mail, return receipt requested. In such event, the Recipient agrees to use all reasonable efforts to mitigate the Recipient's expenses and obligations hereunder. Also in such event, the Energy Commission shall pay the Recipient for all satisfactory work performed and expenses incurred within 30 days after such notice of termination which could not by reasonable efforts of the Recipient have been avoided, but not in excess of the maximum payable under this Agreement.

14. *Stop Work*

The Energy Commission Grants Officer may, at any time, by written notice to Recipient, require Recipient to stop all or any part of the work tasks in this Agreement. Stop work orders may be issued for reasons such as a project exceeding budget, standard of performance, out of scope work, delay in Project schedule, misrepresentations and the like.

a. Compliance. Upon receipt of such stop work order, Recipient shall immediately take all necessary steps to comply therewith and to minimize the incurrence of costs allocable to work stopped.

b. Equitable Adjustment. An equitable adjustment shall be made by Energy Commission based upon a written request by Recipient. Such adjustment request must be made by Recipient within thirty (30) days from the date of the stop work order.

c. Canceling a Stop Work Order. Recipient shall resume the work only upon receipt of written instructions from the Energy Commission Grants Officer.

15. *Travel and Per Diem*

a. The Recipient shall be reimbursed for travel and per diem expenses using the same rates provided to non-represented State employees. The Recipient must pay for travel in excess of these rates. The Recipient may obtain current rates from the Energy Commission's Web Site at: http://www.energy.ca.gov/contracts/TRAVEL_PER_DIEM.PDF.

b. For purposes of payment, Recipient's headquarters shall be considered the location of the Recipient's office where the employees' assigned responsibilities for this award are permanently assigned. Travel expenditures not listed in this section cannot be reimbursed.

c. Travel identified in the Budget section of this Agreement is approved and does not require further authorization.

d. Travel that is not included in the Budget section of this Agreement shall require written authorization from the CAM and Grants and Loans Officer prior to travel departure. The Energy Commission will reimburse travel expenses from the Recipient's office location.

e. The Recipient must retain documentation of travel expenses in its financial records. The documentation must be listed by trip and include dates and times of departure and return, departure and destination cities. Travel receipts, including for travel meals and incidentals, shall be submitted with invoices requesting reimbursement from the Energy Commission.

16. *Standard of Performance*

Recipient, its subcontractors and their employees, in the performance of Recipient's work under this Agreement shall be responsible for exercising the degree of skill and care required by customarily accepted good professional practices and procedures used in the Recipient's field.

Any costs for failure to meet the foregoing standard or to correct otherwise defective work that requires re-performance of the work, as directed by CAM, shall be borne in total by Recipient and not the Energy Commission. The failure of a project to achieve the performance goals and objectives stated in the Work Statement is not a basis for requesting re-performance unless the work conducted by Recipient and/or its subcontractors is deemed by the Energy Commission to have failed the foregoing standard of performance.

In the event Recipient/subcontractor fails to perform in accordance with the above standard:

- Recipient/subcontractor will re-perform, at its own expense, any task which was not performed to the reasonable satisfaction of the CAM. Any work re-performed pursuant to this paragraph shall be completed within the time limitations originally set forth for the specific task involved. Recipient/subcontractor shall work any overtime required to meet the deadline for the task at no additional cost to the Energy Commission;
- The Energy Commission shall provide a new schedule for the re-performance of any task pursuant to this paragraph in the event that re-performance of a task within the original time limitations is not feasible; and
- The Energy Commission shall have the option to direct Recipient/subcontractor not to re-perform any task which was not performed to the reasonable satisfaction of the CAM pursuant to application of (1) and (2) above. In the event the Energy Commission directs Recipient/subcontractor not to re-perform a task, the Energy Commission and Recipient shall negotiate a reasonable settlement for satisfactory work performed. No previous payment shall be considered a waiver of the Energy Commission's right to reimbursement.

Nothing contained in this section is intended to limit any of the rights or remedies which the Energy Commission may have under law.

17. *Payment of Funds*

The Energy Commission agrees to reimburse the Recipient for actual allowable expenditures incurred in accordance with the Budget. The rates in the Budget are rate caps, or the maximum amount allowed to be billed. The Recipient can only bill for actual expenses incurred at the Recipient's actual direct labor rate(s), fringe benefit rate(s), and indirect rate(s), not to exceed the rates specified in the Budget.

a. Payment Requests

The Recipient may request payment from the Energy Commission at any time during the term of this Agreement although it is preferred that payment requests be submitted with the progress reports. The final payment request must be received by the Energy Commission along with the draft Final Report 60 days prior to the end of the Agreement term.

Payments will generally be made on a reimbursement basis for Recipient expenditures, i.e., after the Recipient has incurred the cost for a service, product, supplies, or other approved budget item. No reimbursement for food or beverages shall be made other than allowable per diem charges.

Funds in this Agreement have a limited period in which they must be expended. All Recipient expenditures must occur within the approved term of this Agreement.

b. Documentation

All payment requests must be submitted using a completed Payment Request form. This form must be accompanied by an itemized list of all charges and copies of all receipts or invoices necessary to document these charges for both Energy Commission and match share, including backup documentation for actual expenditures, such as time cards, vendor invoices, and proof of payment. Any payment request that is submitted without the itemization will not be authorized. If the itemization or documentation is incomplete, inadequate, or inaccurate, the CAM will inform the Recipient and hold the invoice until all required information is received or corrected. Any penalties imposed on the Recipient by a subcontractor because of delays in payment will be paid by the Recipient.

Any documentation in foreign currency must be converted to dollars, and the conversion rate must be included in your itemization.

c. Certification

The following certification shall be included on each Payment Request form and signed by the Recipient's authorized officer:

> *I certify that this invoice is correct and proper for payment, and reimbursement for these costs has not and will not be received from any other sources, including but not limited to a government entity contract, subcontract or other procurement method.*

Additional certification required related to the payment of prevailing wages. Refer to section 27 of these terms and conditions for more information.

d. Government Entity

Government Entity is defined as a governmental agency from California or any state or a state college or state university from California or any state; a local government entity or agency, including those created as a Joint Powers Authority; an auxiliary organization of the California State University or a California community college; the Federal Government; a foundation organized to support the Board of Governors of the California Community Colleges or an auxiliary organization of the Student Aid Commission established under Education Code 69522.

e. Release of Funds

The CAM will not process any payment request during the Agreement term until the following conditions have been met:

- All required reports have been submitted and are satisfactory to the CAM.
- All applicable special conditions have been met.
- All appropriate permits or permit waivers from governmental agencies have been issued to the Recipient and copies have been received by the CAM.
- All products due have been submitted and are satisfactory to the CAM.
- Other prepayment conditions as may be required by the CAM have been met. Such conditions will be specified in writing ahead of time, if possible.

f. Fringe Benefits, Indirect Overhead, and General and Administrative (G&A).

Indirect cost rates must be developed in accordance with generally accepted accounting principles. If the Recipient has an approved fringe benefits or indirect cost rate (indirect overhead or G&A) from their cognizant Federal Agency, the Recipient may bill at the federal rate up to the Budget rate caps if the following conditions are met:

- The Recipient may bill at the federal provisional rate but must adjust annually to reflect their actual final rates for the year in accordance with the Labor, Fringe, and Indirect Invoicing Instructions which can be accessed in this agreement.
- The cost pools used to develop the federal rates must be allocable to the Energy Commission Agreement, and the rates must be representative of the portion of costs benefiting the Energy Commission Agreement. For example, if the federal rate is for manufacturing overhead at the Recipient's manufacturing facility and the Energy Commission Agreement is for research and development at their research facility, the federal indirect overhead rate would not be applicable to the Energy Commission Agreement.

- The federal rate must be adjusted to exclude any costs that are specifically prohibited in the Energy Commission Agreement.
- The Recipient may only bill up to the Agreement Budget rate caps unless and until an amendment to the Agreement Budget is approved.

g. Retention

It is the Energy Commission's policy to retain 15 percent of any payment request or 15 percent of the total Energy Commission award at the end of the project. After the project is complete the Recipient must submit a completed payment request form requesting release of the retention. The CAM will review the project file and, when satisfied that the terms of the funding Agreement have been fulfilled, will authorize release of the retention.

h. Payment of Incentive Upon Timely Completion

This Agreement is awarded under solicitation PON-13-607, which is hereby incorporated by reference as part of this Agreement. Per the requirements in PON-13-607, all stations under this Agreement must be operational on or before October 31, 2015 in order to receive up to [85 percent for SLA and unassigned awardees, 80 percent for mobile awardee, 90 percent for renewable awardee] of total project costs. Operationality is defined in PON-13-607 Section II(F). If all stations are not operational by October 31, 2015, then, pursuant to PON-13-607 Section II(D) ("Maximum Awards"), the Recipient may not receive the entire award amount.

i. State Controller's Office

Payments are made by the State Controller's Office.

18. ***Fiscal Accounting Requirements***

a. Accounting and Financial Methods

The Recipient shall establish a separate ledger account or fund for receipt and disbursement of Energy Commission funds for each project funded by the Energy Commission. Expenditure details must be maintained in accordance with the approved budget details using appropriate accounting practices.

b. Retention of Records

The Recipient shall retain all project records (including financial records, progress reports, and payment requests) for a minimum of three (3) years after the final payment has been received or three years after the federal grant term, whichever is later, unless otherwise specified in the funding Agreement.

Records for nonexpendable personal property acquired with grant funds shall be retained for three years after its final disposition or three years after the federal grant term, whichever is later.

c. Audits

Upon written request from the Energy Commission, the Recipient shall provide detailed documentation of all expenses at any time throughout the project. In addition, the Recipient agrees to allow the Energy Commission or any other agency of the State, or their designated representative, upon written request, to have reasonable access to and the right of inspection of all records that pertain to the project during the term of this Agreement and for a period of three (3) years thereafter or three years after the federal grant term, whichever is later, unless the Energy Commission notifies the Recipient, prior to the expiration of such three-year period, that a longer period of record retention is necessary. Further, the Recipient agrees to incorporate an audit of this project within any scheduled audits, when specifically requested by the State. Recipient agrees to include a similar right to audit in any subcontract.

Recipients are strongly encouraged to conduct annual audits in accordance with the single audit concept. The Recipient should provide two copies of the independent audit report and any resulting comments and correspondence to the CAM within 30 days of the completion of such audits.

d. Cost or Match Share

Cost or Match Share means cash or in-kind (non-cash) contributions provided by Recipient, subcontractors or other parties that will be used in performance of this Agreement.

If the grant Budget includes cost or match share under this Agreement, the Recipient agrees to be liable for the percentage of cost or match share identified in this Agreement of the total allowable project costs incurred even if the project is terminated early or is not funded to its completion.

Total allowable project cost is the sum of the Agreement share and Recipient share of the project costs. *Cost share* percentage is calculated by dividing Recipient cost share amount by the total allowable project cost. *Match share* percentage is calculated by dividing Recipient match share by the Agreement share of the project costs.

Failure to provide the minimum required cost or match share may result in the subsequent recovery of some or all of the funds provided under this Agreement.

The Recipient must maintain accounting records detailing the expenditure of the match (actual cash and in-kind services) and provide complete documentation of expenditures as described under "Payment of Funds."

19. Indemnification

The Recipient agrees to indemnify, defend, and save harmless the State, its officers, agents, and employees from any and all claims and losses accruing or resulting to Recipient and to any and all contractors, subcontractors, materialmen, laborers, and any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this Agreement, and from any and all claims and losses accruing or resulting to any person, firm, or corporation who may be injured or damaged by the Recipient in the performance of this Agreement.

20. Disputes

In the event of a dispute or grievance between Recipient and the Energy Commission regarding this Agreement, the following two-step procedure shall be followed by both parties. Recipient shall continue with responsibilities under this Agreement during any dispute.

a. Energy Commission Dispute Resolution Level 1

The Recipient shall first discuss the problem informally with the CAM. If the problem cannot be resolved at this stage, the Recipient must direct the grievance together with any evidence, in writing, to the Energy Commission Grants and Loans Officer. The grievance must state the issues in the dispute, the legal authority or other basis for the Recipient's position and the remedy sought. The Energy Commission Grants and Loans Officer and the Program Office Manager must make a determination on the problem within ten (10) working days after receipt of the written communication from the Recipient. The Grants and Loans Officer shall respond in writing to the Recipient, indicating a decision supported by reasons. Should the Recipient disagree with the Grants and Loans Officer decision, the Recipient may appeal to the second level.

b. Energy Commission Dispute Resolution Level 2

The Recipient must prepare a letter indicating why the Grants and Loans Officer's decision is unacceptable, attaching to it the Recipient's original statement of the dispute with supporting documents, along with a copy of the Grants and Loans Officer's response. This letter shall be sent to the Executive Director at the Energy Commission within ten (10) working days from receipt of the Grants and Loans Officer's decision. The Executive Director or designee shall meet with the Recipient to review the issues raised. A written decision signed by the Executive Director or designee shall be returned to the Recipient within twenty (20) working days of receipt of the Recipient's letter. The Executive Director may exercise the option of presenting the decision to the Energy Commission at a business meeting. Should the Recipient disagree with the Executive Director's decision, the Recipient may appeal to the Energy Commission at a regularly scheduled business meeting. Recipient will be provided with the current procedures for placing the appeal on a Energy Commission Business Meeting Agenda.

21. *Workers' Compensation Insurance*

a. Recipient hereby warrants that it carries Worker's Compensation Insurance for all of its employees who will be engaged in the performance of this Agreement, and agrees to furnish to the CAM satisfactory evidence of this insurance at any time the CAM may request.

b. If Recipient is self-insured for worker's compensation, it hereby warrants such self-insurance is permissible under the laws of the State of California and agrees to furnish to the CAM satisfactory evidence of this insurance at any time the CAM may request.

22. *General Provisions*

a. Governing Law

It is hereby understood and agreed that this Agreement shall be governed by the laws of the State of California as to interpretation and performance.

b. Independent Capacity

The Recipient, and the agents and employees of the Recipient, in the performance of this Agreement, shall act in an independent capacity and not as officers or employees or agents of the Energy Commission.

c. Assignment

Without the written consent of the Energy Commission in the form of a formal written amendment, this Agreement is not assignable or transferable by Recipient either in whole or in part.

d. Timeliness

Time is of the essence in this Agreement.

e. Unenforceable Provision

In the event that any provision of this Agreement is unenforceable or held to be unenforceable, then the parties agree that all other provisions of this Agreement have force and effect and shall not be affected thereby.

f. Waiver

No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided therein or by law.

g. Assurances

The Energy Commission reserves the right to seek further written assurances from the Recipient and its team that the work of the project under this Agreement will be performed consistent with the terms of the Agreement.

h. Change in Business

(1) Recipient shall promptly notify the Energy Commission of the occurrence of each of the following:

(a) A change of address.

(b) A change in the business name or ownership.

(c) The existence of any litigation or other legal proceeding affecting the project.

(d) The occurrence of any casualty or other loss to project personnel, equipment or third parties of a type commonly covered by insurance.

(e) Receipt of notice of any claim or potential claim against Recipient for patent, copyright, trademark, service mark and/or trade secret infringement that could affect the Energy Commission's rights.

(2) Recipient shall not change or reorganize the type of business entity under which it does business except upon prior written notification to the Energy Commission. A change of business entity or name change requires an amendment assigning or novating the Agreement to the changed entity. In the event the Energy Commission is not satisfied that the new entity can perform as the original Recipient, the Energy Commission may terminate this Agreement as provided in the termination paragraph.

i. Survival of Terms

It is understood and agreed that certain provisions shall survive the completion or termination date of this Agreement for any reason. The provisions include, but are not limited to:

- "Payments of Funds"
- "Equipment"
- "Change in Business"
- "Disputes"
- "Termination"
- "Audit"
- "Indemnification"
- "Fiscal Accounting Requirements"

23. *Certifications and Compliance*

a. Federal, State and Municipal Requirements

Recipient must obtain any required permits and shall comply with all applicable federal, State, and municipal laws, rules, codes, and regulations for work performed under this Agreement.

b. Nondiscrimination Statement of Compliance

During the performance of this Agreement, Recipient and its subcontractors shall not unlawfully discriminate, harass or allow harassment, against any employee or applicant for employment because of sex, sexual orientation, race, color, ancestry, religious creed, national origin, disability (including HIV and AIDS), medical condition (cancer), age, marital status, and denial of family care leave. Recipient and its subcontractors shall insure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination and harassment. Recipient and its subcontractors shall comply with the provisions of the Fair Employment and Housing Act (Government Code Sections 12990 et seq.) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285.0 et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this Agreement by reference and made a part of it as if set forth in full. Recipient and its subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other Agreement.

The Recipient shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under this Agreement.

c. Drug-Free Workplace Certification

By signing this Agreement, the Recipient hereby certifies under penalty of perjury under the laws of the State of California that the Recipient will comply with the requirements of the Drug-Free Workplace Act of 1990 (Government Code Section 8350 et seq.) and will provide a drug-free workplace by taking the following actions:

(1) Publish a statement notifying employees that unlawful manufacture, distribution, dispensation, possession, or use of a controlled substance is prohibited and specifying actions to be taken against employees for violations as required by Government Code Section 8355(a)(1).

(2) Establish a Drug-Free Awareness Program as required by Government Code Section 8355(a)(2) to inform employees about all of the following:

- The dangers of drug abuse in the workplace;
- The person's or organization's policy of maintaining a drug-free workplace;
- Any available counseling, rehabilitation, and employee assistance programs; and
- Penalties that may be imposed upon employees for drug abuse violations.

(3) Provide, as required by Government Code Section 8355(a)(3), that every employee who works on the proposed project:

- Will receive a copy of the company's drug-free policy statement;
- Will agree to abide by the terms of the company's statement as a condition of employment on the project.

Failure to comply with these requirements may result in suspension of payments under the Agreement or termination of the Agreement or both, and the Recipient may be ineligible for any future State awards if the Energy Commission determines that any of the following has occurred: (1) the Recipient has made false certification, or (2) violates the certification by failing to carry out the requirements as noted above.

d. Child Support Compliance Act (Applicable to California Employers)

For any Agreement in excess of $100,000, the Recipient acknowledges that:

- It recognizes the importance of child and family support obligations and shall fully comply with all applicable State and federal laws relating to child and family support enforcement, including, but not limited to, disclosure of information and compliance with earnings assignment orders, as provided in Chapter 8 (commencing with section 5200) of Part 5 of Division 9 of the Family Code; and
- To the best of its knowledge is fully complying with the earnings assignment orders of all employees and is providing the names of all new employees to the New Hire Registry maintained by the California Employment Development Department.

e. Americans with Disabilities Act

By signing this Agreement, Recipient assures the State that it complies with the Americans with Disabilities Act (ADA) of 1990 (42 U.S.C. 12101, et seq.), which prohibits discrimination on the basis of disability, as well as applicable regulations and guidelines issued pursuant to the ADA.

24. *Site Visits*

The Energy Commission and/or its designees have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. Recipient must provide and must require subawardees to provide reasonable facilities and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

25. *Confidentiality*

A. Information Considered Confidential

Confidential Information is information designated confidential pursuant to the procedures specified in 20 CCR 2505. If applicable, all Recipient information considered confidential at the commencement of this Agreement is designated in the Attachment to this Exhibit.

B. Confidential Deliverables: Labeling and Submitting Confidential Information

Prior to the commencement of this Agreement, if applicable, the parties have identified in the Attachment to this Exhibit, specific Confidential Information to be provided as a deliverable. All such confidential deliverables shall be marked, by the Recipient, as "Confidential" on each page of the document containing the Confidential Information and presented in a sealed package to the Energy Commission Grants Officer. (Non-confidential deliverables are submitted to the Accounting Office.) All Confidential Information will be contained in the "confidential" volume; no Confidential Information will be in the "public" volume.

C. Submittal of Unanticipated Confidential Information as a Deliverable

The Recipient and the Energy Commission agree that during this Agreement, it is possible that the Recipient may develop additional data or information not originally anticipated as a confidential deliverable. In this case, Recipient shall follow the procedures for a request for designation of Confidential Information specified in 20 CCR 2505. The Energy Commission's Executive Director makes the determination of confidentiality. Such subsequent determinations may be added to the list of confidential deliverables in the Attachment to this Exhibit.

D. Disclosure of Confidential Information

Disclosure of Confidential Information by the Energy Commission may only be made pursuant to 20 CCR 2506 and 2507. All confidential data, records or deliverables that are legally disclosed by the Recipient or any other entity become public records and are no longer subject to the above confidentiality designation.

26. *Budget Contingency Clause*

It is mutually agreed that this Agreement shall be of no further force and effect if the Budget Act of the current year and/or any subsequent years covered under this Agreement does not appropriate sufficient funds for the work identified in Exhibit A. In this event, the Energy Commission shall have no liability to pay any funds whatsoever to the Recipient or to furnish any other consideration under this Agreement, and the Recipient shall not be obligated to perform any provisions of this Agreement.

If funding for any fiscal year is reduced or deleted by the Budget Act for purposes of this program, the Energy Commission shall have the option to either: 1) cancel this Agreement with no liability occurring to the Energy Commission; or 2) offer an Agreement Amendment to the Recipient to reflect the reduced amount.

27. *Public Works – Payment of Prevailing Wages*

Generally Required by Law

Projects that receive an award of public funds from the Energy Commission often involve construction, alteration, demolition, installation, repair or maintenance work over $1,000.

NOTE: Projects that receive an award of public funds from the Energy Commission are likely to be considered public works under the California Labor Code. See Chapter 1 of Part 7 of Division 2 of the California Labor Code, commencing with Section 1720 and Title 8, California Code of Regulations, Chapter 8, Subchapter 3, commencing with Section 16000.

Accordingly, the Energy Commission assumes that all projects it funds are public works. Projects deemed to be public works require among other things the payment of prevailing wages.

<u>NOTE</u>: Prevailing wage rates can be significantly higher than non-prevailing wage rates.

By accepting this grant, Recipient as a material term of this agreement shall be fully responsible for complying with all California public works requirements including but not limited to payment of prevailing wage. **Therefore**, as a material term of this grant, Recipient must either:

(a) Proceed on the assumption that the project is a public work and ensure that:

- (i) prevailing wages are paid; and
- (ii) the project budget for labor reflects these prevailing wage requirements; and

(iii) the project complies with all other requirements of prevailing wage law including but not limited to keeping accurate payroll records, and complying with all working hour requirements and apprenticeship obligations;

or,

(b) Timely obtain a legally binding determination from DIR or a court of competent jurisdiction before work begins on the project that the proposed project is not a public work.

NOTE: Only the California Department of Industrial Relations (DIR) and courts of competent jurisdiction have jurisdiction to issue legally binding determinations that a particular project is or is not a public work.

If the Recipient is unsure whether the project receiving this award is a "public work" as defined in the California Labor Code, it may wish to seek a timely determination from the California Department of Industrial Relations (DIR) or an appropriate court.

NOTE: Such processes can be time consuming and therefore it may not be possible to obtain a timely determination before the date for performance of the award commences.

If the Recipient does not timely obtain a binding determination from DIR or a court of competent jurisdiction that the project is not a public work, before the grant agreement from the Energy Commission is executed, the Recipient shall assume that the project is a public work and that payment of prevailing wages is required and shall pay prevailing wages unless and until such time as the project is subsequently determined to not be a public work by DIR or a court of competent jurisdiction.

NOTE: California Prevailing Wage law provides for substantial damages and financial penalties for failure to pay prevailing wages when payment of prevailing wages is required.

Subcontractors and Flow-down Requirements. Recipient shall ensure that its subcontractors, if any, also comply with above requirements with respect to public works/prevailing wage. Recipient shall ensure that all agreements with its contractors/subcontractors to perform work related to this Project contain the above terms regarding payment of prevailing wages on public works projects. Recipient shall be responsible for any failure of Recipient's subcontractors to comply with California prevailing wage and public works laws.

Indemnification and breach. Any failure of Recipient or its subcontractors to comply with the above requirements shall constitute a breach of this agreement that excuses the Energy Commission's performance of this grant agreement at the Energy Commission's option, and shall be at Recipient's sole risk. In such a case, Energy Commission may refuse payment to Recipient of any amount under this award and Energy Commission shall be released, at its option, from any further performance of this award or any portion thereof. By accepting this grant award, as a material term of this agreement, Recipient agrees to indemnify the Energy Commission and hold the Energy Commission harmless for any and all financial consequences arising out of or resulting from the failure of Recipient and/or any of Recipient's subcontractors to pay prevailing wages or to otherwise comply with the requirements of prevailing wage law.

Budget. Recipient's budget on public works projects must indicate which job classifications are subject to prevailing wage. For detailed information about prevailing wage and the process to determine if the proposed project is a public work, Recipient may wish to contact the California Department of Industrial Relations (DIR) or a qualified labor attorney of their choice for guidance.

Covered Trades. For public works projects, Recipient may contact DIR for a list of covered trades and the applicable prevailing wage.

Questions. If Recipient has any questions about this contractual requirement or the wage, record keeping, apprenticeship or other significant requirements of California prevailing wage law, it is recommended that Recipient consult DIR and/or a qualified labor attorney of its choice before accepting the award for this grant.

Certification. Recipient shall certify to the Energy Commission on each Payment Request Form, either that (a) prevailing wages were paid to eligible workers who provided labor for work covered by the payment request and that the Recipient and all contractors and subcontractors otherwise complied with all California prevailing wage laws, or (b) that the project is not a public work requiring the payment of prevailing wages. In the latter case, Recipient shall provide competent proof of a DIR or court determination that the project is not a public work requiring the payment of prevailing wages.

Prior to the release of any retained funds under this Agreement, the Recipient shall submit to the Energy Commission the above-described certificate signed by the Recipient and all contractors and subcontractors performing public works activities on the project. Absent such certificate, Recipient shall have no right to any funds under this grant, and Energy Commission shall be relieved of any obligation to pay said funds.

28. *Intellectual Property*

The Energy Commission makes no claim to intellectual property developed under this Agreement that is not specified for delivery, except as expressly provided herein.

Invoice Cover Page

Contractor/Recipient Company Name or Logo

Commission Agreement #:	[Insert Contract or Grant #]
Invoice Number:	[Insert Invoice #]

INVOICE

Invoice Date:	[Insert Date]
Billing Period:	[Insert Billing Period]

Send Invoice to: California Energy Commission
Accounting MS-2
1516 9th Street
Sacramento, CA 95814

Total Billed $ Amount:	$ -
Retention $ Amount:	$ -
Total Adjustments:	$ -
Total to Pay this Invoice:	$ -
Total Match this Invoice:	$ -

Federal Tax I.D.:	[Insert Contractor/Recipient Fed. Tax I.D.]

Please reference the invoice number on your check and send with a copy of this invoice to:

[Insert Contractor/Recipient Company Name]
[Insert Contractor/Recipient Address]
[Insert Contractor/Recipient City, State and Zip]
[Insert Contractor/Recipient Attention/XXXXXXX]

Contractor/Recipient Project Manager:	[Insert Name]
Telephone No.:	[Insert Telephone #]
Commission Agreement Manager, MS No.:	[Insert Commission Agreement Manager]
Telephone No.:	[Insert Commission Telephone #]
Project Title:	[Insert Project Title]

This request for payment consists of:

1) Invoice (Original and 1 Copy)
2) Progress Report(s) for Applicable Period(s) (Original and 1 Copy)
3) Deliverable(s) listed by name & task (Submit to Commission Agreement Manager Electronically)
   a)
   b)
   c)

The documents included in this request for payment are true and correct to the best of my knowledge and I, as an agent of [Company Name] have authority to submit this request. I certify that reimbursement for these costs has not and will not be received from any other sources, including but not limited to a Government entity contract, subcontract, or other procurement method.

Signature of Authorized Agent: ______________________________
[Insert Name and Title Here]

Date: ______________________________

Prime Billed Summary

Commission Agreement #:	[Insert Contract or Grant #]
Invoice Number:	[Insert Invoice #]
Billing Period:	[Insert Billing Period]

Total Commission Reimbursable Expenses This Billing Period

Task	A Direct Labor	B Fringe Benefits	C Materials/Misc	D Travel	E Minor Subs	F Major Subs	G Indirect Overhead	H G&A	I Fee/P	J Subtotal Subject to 10% Retention	K Equipment	L Cumulative Commission Total
1.0 [Insert Task Title]										-		-
2.0 [Insert Task Title]										-		-
3.0 [Insert Task Title]										-		-
4.0 [Insert Task Title]										-		-
5.0 [Insert Task Title]										-		-
6.0 [Insert Task Title]										-		-
7.0 [Insert Task Title]										-		-
8.0 [Insert Task Title]										-		-
9.0 [Insert Task Title]										-		-
10.0 [Insert Task Title]										-		-
11.0 [Insert Task Title]										-		-
12.0 [Insert Task Title]										-		-
13.0 [Insert Task Title]										-		-
14.0 [Insert Task Title]										-		-
15.0 [Insert Task Title]										-		-
Total	-	-	-	-	-	-	-	-	-	-	-	-

[illegible]

Total Billed including Equipment (Column L Total): $ -
Less Retention (10% X Column J Total): $ -
Total Amount to Pay on this Invoice: $ -

Prime Match Summary

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Total Match Expenses This Billing Period											
	A	B	C	D	E	F	G	H	I	J	K
TASK	Direct Labor	Fringe Benefits	Hazardous Misc	Travel	Minor Subs	Major Subs	Indirect Overhead	G&A	Profit	Equipment	Match Total
1.0 [Insert task title]											-
2.0 [Insert task title]											-
3.0 [Insert task title]											-
4.0 [Insert task title]											-
5.0 [Insert task title]											-
6.0 [Insert task title]											-
7.0 [Insert task title]											-
8.0 [Insert task title]											-
9.0 [Insert task title]											-
10.0 [Insert task title]											-
11.0 [Insert task title]											-
12.0 [Insert task title]											-
13.0 [Insert task title]											-
14.0 [Insert task title]											-
15.0 [Insert task title]											-
Total	-	-	-	-	-	-	-	-	-	-	-

Prime Labor

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

A											
Labor Hours and Hourly Rates [illegible] Prime Billed and Match [illegible] Column A											
Employee Name	Classification Title*	Agreement Rate	Actual Rate	Billed Rate**	# Hours Billed	Match Rate***	# Hours Match	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
							Total	-	$ -	$ -	-

* All classifications must be listed in agreement.
** Billed rates must be the lower of actual or agreement rate.
*** Match rates cannot exceed the actual rate.

Prime Non-labor & Materials

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

B											
Non-Labor Rates (to support Prime Billed and Match Summaries: Columns [illegible])											
Column	Non Labor Item	Agreement Rate	Actual Rate	Rate Billed*	Base Billed**	Match Rate	Match Base	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
[illegible]	Fringe							-	-	-	-
7	Indirect (ICR)							-	-	-	-
[illegible]	G&A							-	-	-	-
[illegible]	Profit***							-	-	-	-

* Currently bill the lower of actual or agreement rate.
** Base is the costs to which the rate is applied and must match the base in your agreement budget rate sheets.
*** For grants, no profit may be taken. For contracts no profit may be taken on subcontractor invoices.

C									
Materials & Misc. Expenditures (to support Prime Billed and Match Summaries, Column C)*									
Task No.	Description**	# Units Billed	Billed Unit Cost	# Units Matched	Matched Unit Cost	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
					Total				

* Receipts and/or invoices must be attached to support this summary.
** Description must match item description in budget.

Prime Billed Travel

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

D											
Commission Reimbursable Travel (to support Prime Billed Summary, Column D) Lodging, Meals and Incidentals											
							[illegible] Meals				
Task #	(1) Date	(2) Time	(3) Origination & Destination	(4) Participant	(5) Purpose	(6) Lodging	Breakfast	Lunch	Dinner	(8) Incidentals	Commission Reimbursable Sub Total
											-
											-
											-
											-
											-
											-
											-
											-
										Total	-

E											
Commission Reimbursable Travel (to support Prime Billed Summary, Column E) Transportation											
								(11) Personal Car Use			
Task #	(1) Date	(2) Time	(3) Origination & Destination	(4) Participants	(5) Purpose	(6) Cost of Trans	(7) Type Trans	# of Miles	Mileage Rate	Mileage Total	Commission Reimbursable Sub Total
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										Total	-

Total Travel Billed This Invoice	Total Previously Billed	Billed to Date
-	-	-

All costs must be accompanied by receipts.
See your agreement for maximum travel rates.
[illegible] can be found on the Commission's website at [illegible]TRAVEL_FOR_CASH.PDF

Prime Match Travel

Commission Agreement #: [Insert Contract # (Grant)]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Meals & Lodging (To support Prime Match Summary, Column D, Lodging, Meals and Incidentals)

Task #	(1) Date	(2) Time	(3) Departure & Destination	(4) Participants	(5) Purpose	(6) Lodging	(7) Meals: Breakfast	Lunch	Dinner	(8) Incidentals	Match Sub Total
											-
											-
											-
											-
											-
											-
											-
										Total	-

Mode of Travel (To support Prime Match Summary, Column D, Transportation)

Task #	(1) Date	(2) Time	(3) Departure & Destination	(4) Participants	(5) Purpose	(9) Cost of Items	(10) Type Used	(11) Private Car Use: # of Miles	Mileage Rate	Mileage Total	Match Sub Total
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										Total	-

Total Travel Matched This Invoice
-

All costs must be accompanied by receipts.

Prime Equipment

Commission Agreement #: [Insert Contract Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Equipment (To support Prime Billed Summary, Column X and Prime Match Summary, Column E)

Task No.	Description **	Purpose	# Units Used	Billed Unit Cost	# Units Matched	Match Unit Cost	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Matched This Invoice
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
						Total	-	-	-	-

* Receipts and/or invoices must be attached to support this summary.
** Description must match the description in budget.

Prime Subcontractor Summary

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Subcontractor Name	DVBE/SB/MB***	Description (include task #)	Sub Invoice #	Total Billed this Invoice	Total Previously Billed	Billed to Date	Total Matched this Invoice	Budget	Balance	% of funds Expended
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
		Total								#DIV/0!

* Receipts and/or invoices must be attached to support this summary.

Subcontractor Name	DVBE/SB/MB***	Description (include task #)	Sub Invoice #	Total Billed this Invoice	Total Previously Billed	Billed to Date	Total Matched this Invoice	Budget	Balance	% of funds Expended
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
[Insert Subcontractor Name]				-	-	-			-	#DIV/0!
			Total	-	-	-	-	-	-	#DIV/0!

** You must have Energy Commission prior written approval to cancel or substitute a key or DVBE subcontractor.
*** Indicate if the subcontractor is a California Certified Small Business (SB), Micro-Business (MB) or DVBE.
Certification status may be viewed at: http://www.bidsync.com/DPXBisCASB

Maj Sub Billed Summary

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

[Insert Subcontractor Name]

Total Commission Reimbursable Expenses This Billing Period For Major Sub 1

TASK		A Direct Labor	B Fringe Benefits	C Materials/ Misc.	D Travel	E Minor Subs	F Major Subs	G Indirect Overhead	H G&A	I Profit*	J Subtotal Subject to 10% Retention	K Equipment	L Commission Reimbursable Total
1.0	[insert task title]										-		-
2.0	[insert task title]										-		-
3.0	[insert task title]										-		-
4.0	[insert task title]										-		-
5.0	[insert task title]										-		-
6.0	[insert task title]										-		-
7.0	[insert task title]										-		-
8.0	[insert task title]										-		-
9.0	[insert task title]										-		-
10.0	[insert task title]										-		-
11.0	[insert task title]										-		-
12.0	[insert task title]										-		-
13.0	[insert task title]										-		-
14.0	[insert task title]										-		-
15.0	[insert task title]										-		-
Total		-	-	-	-	-	-	-	-	-	-	-	-

*For grants, no profit may be taken. For contracts and interagency agreements, no profit may be taken on subcontractor invoices.

Total Billed including Equipment (Column L, Total): $ -
Less Retention (10% X Column J, Total): $ -
Total Amount to Pay on this Invoice: $ -

Maj Sub Match Summary

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Total Match Expenses This Billing Period For Major Sub 1											
	A	B	C	D	E	F	G	H	I	J	K
TASK	Direct Labor	Fringe Benefits	Materials Misc.	Travel	Minor Subs	Major Subs	Indirect Overhead	Other	Profit	Equipment	Match Total
1.0 [insert task title]											-
2.0 [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
[illegible] [insert task title]											-
10.0 [insert task title]											-
11.0 [insert task title]											-
12.0 [insert task title]											-
13.0 [insert task title]											-
14.0 [insert task title]											-
15.0 [insert task title]											-
Total	-	-	-	-	-	-	-	-	-	-	-

Maj Sub Labor

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

A											
[illegible] Column A)											
Employee Name	Classification/Title*	Agreement Rate	Actual Rate	Billed Rate**	# Hours Billed	Match Rate***	# Hours Match	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
								-	$ -	$ -	-
							Total	-	$ -	$ -	-

* All classifications must be listed in agreement.
** Billed rates must be the lower of actual or agreement rate.
*** Match rates cannot exceed the actual rate.

Maj Sub Non-labor & Materials

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

B											
[illegible] Columns [illegible]											
Column	Non Labor Item	Agreement Rate	Actual Rate	Rate Billed*	Base Billed**	Match Rate	Match Base	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
H	Fringe							-	-	-	-
	Indirect OH							-	-	-	-
H	G&A							-	-	-	-
I	Profit***							-	-	-	-

* Can only bill the lower of actual or agreement rate.
** Base is the costs to which the rate is applied and must match the base in your agreement budget rate sheets.
*** For grants, no profit may be taken. For contracts no profit may be taken on subcontractor invoices.

C									
Materials & Misc. Expenses [illegible] Major Sub [illegible] Summaries Column C)*									
Task No.	Description**	# Units Billed	Billed Unit Cost	# Units Matched	Matched Unit Cost	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Match This Invoice
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
						-	-	-	-
					Total			-	-

* Receipts and/or invoices must be attached to support this summary.
** Description must match item description in budget.

Maj Sub Billed Travel

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

[illegible]											
[illegible]											
Task #	(1) Date	(2) Time	(3) Departure & Destination	(4) Participants	(5) Purpose	(6) Lodging	(7) Meals [?]: Breakfast	Lunch	Dinner	(8) Incidentals	Commission Reimbursable Total
											-
											-
											-
											-
											-
											-
											-
										Total	-

[illegible]											
[illegible]											
Task #	(1) Date	(2) Time	(3) Departure & Destination	(4) Participants	(5) Purpose	(6) Type of Trans.	(7) [illegible]	[illegible]	Mileage Rate	Mileage Total	Commission Reimbursable Total
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										Total	-

Total Travel Billed This Invoice	Total Previously Billed	Billed to Date
-	-	-

All costs must be accompanied by receipts.
[illegible]
[illegible] can be found on the Commission website at [illegible]

Maj Sub Match Travel

Commission Agreement #: [illegible]
Invoice Number: [illegible]
Billing Period: [illegible]

D											
Match Travel [illegible] Major Sub [illegible] Column D [illegible] Meals and Incidentals											
							(7) Meals				
Tab #	(1) Date	(2) Time	(3) Departure & Destination	(4) Participant	(5) Purpose	(6) Lodging	Breakfast	Lunch	Dinner	(8) Incidentals	Match Sub Total
											-
											-
											-
											-
											-
											-
											-
										Total	-

E											
Match Travel [illegible] Major Sub [illegible] Column D: Transportation											
								(11) Private Car Use			
Tab #	(1) Date	(2) Time	(3) Departure & Destination	(4) [illegible]	(5) Purpose	(9) Cost of Trans	(10) [illegible]	# of Miles	Mileage Rate	Mileage Total	Match Sub Total
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
										-	-
											Total

Total Travel Matched This Invoice
-

All costs must be accompanied by receipts.

Maj Sub Equipment

Commission Agreement #: [illegible]
Invoice Number: [illegible]
Billing Period: [illegible]

I										
Equipment [illegible] Major Sub [illegible] Billed Summary, Column K and Major Sub [illegible] Match Summary, Column J [illegible] *										
Tab No.	Description **	Purpose	# Units Billed	Billed Unit Cost	# Units Matched	Match Unit Cost	Total Billed This Invoice	Total Previously Billed	Billed to Date	Total Matched This Invoice
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
							-	-	-	-
						Total	-	-	-	-

* Receipts and/or invoices must be attached to support this summary.
** Description must match item description in budget.

Maj Sub Subcontractor Summary

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

A										
[illegible]										
Subcontractor Name	DVBE** SB/MB***	Description (include task #)	Sub Invoice #	Total Billed this Invoice	Total Previously Billed	Billed to Date	Total Matched this Invoice	Budget	Balance	% of funds Expended
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
			Total	-		-	-	-	-	#DIV/0!

* Receipts and/or invoices must be attached to support this summary.

B										
[illegible]										
Subcontractor Name	DVBE** SB/MB***	Description (include task #)	Sub Invoice #	Total Billed this Invoice	Total Previously Billed	Billed to Date	Total Matched this Invoice	Budget	Balance	% of funds Expended
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
					-	-			-	#DIV/0!
			Total	-	-	-				#DIV/0!

** You must have Energy Commission prior written approval to cancel or substitute a key or DVBE subcontractor.
*** Indicate if the subcontractor is a California Certified Small Business (SB), Micro Business (MB) or DVBE.
Certification status may be viewed at: https://www.bidsync.com/DPXBid/ASB

Task Billed to Date

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Commission Reimbursable Expenses Billed to Date							
Task	Total Billed this Invoice	Total Previously Billed	Billed to Date	Budget Amt.	Remaining Balance	% Funds Expended to Date
1.0 [insert task title]		-	-		-	#DIV/0!
2.0 [insert task title]		-	-		-	#DIV/0!
3.0 [insert task title]		-	-		-	#DIV/0!
4.0 [insert task title]		-	-		-	#DIV/0!
5.0 [insert task title]		-	-		-	#DIV/0!
6.0 [insert task title]		-	-		-	#DIV/0!
7.0 [insert task title]		-	-		-	#DIV/0!
8.0 [insert task title]		-	-		-	#DIV/0!
9.0 [insert task title]		-	-		-	#DIV/0!
10.0 [insert task title]		-	-		-	#DIV/0!
11.0 [insert task title]		-	-		-	#DIV/0!
12.0 [insert task title]		-	-		-	#DIV/0!
13.0 [insert task title]		-	-		-	#DIV/0!
14.0 [insert task title]		-	-		-	#DIV/0!
15.0 [insert task title]		-	-		-	#DIV/0!
16.0 [insert task title]		-	-		-	#DIV/0!
17.0 [insert task title]		-	-		-	#DIV/0!
18.0 [insert task title]		-	-		-	#DIV/0!
19.0 [insert task title]		-	-		-	#DIV/0!
20.0 [insert task title]		-	-		-	#DIV/0!
21.0 [insert task title]		-	-		-	#DIV/0!
22.0 [insert task title]		-	-		-	#DIV/0!
23.0 [insert task title]		-	-		-	#DIV/0!
Total	-	-	-	-	-	#DIV/0!

Match to Date

Commission Agreement #: [Insert Contract or Grant #]
Invoice Number: [Insert Invoice #]
Billing Period: [Insert Billing Period]

Match Expenditures To Date										
Task	Match This Invoice Source 1	Match This Invoice Source 2	Match This Invoice Source 3	Match This Invoice Source 4	Match This Invoice Source 5	Total Matched This Invoice	Total Previously Matched	Matched to Date	Match Cost in Budget	Total Match Funds Expended
1.0 [Insert task title]						0	0	0		#DIV/0!
2.0 [Insert task title]						0	0	0		#DIV/0!
3.0 [Insert task title]						0	0	0		#DIV/0!
[Insert task title]						0	0	0		#DIV/0!
5.0 [Insert task title]						0	0	0		#DIV/0!
6.0 [Insert task title]						0	0	0		#DIV/0!
7.0 [Insert task title]						0	0	0		#DIV/0!
8.0 [Insert task title]						0	0	0		#DIV/0!
9.0 [Insert task title]						0	0	0		#DIV/0!
10.0 [Insert task title]						0	0	0		#DIV/0!
11.0 [Insert task title]						0	0	0		#DIV/0!
12.0 [Insert task title]						0	0	0		#DIV/0!
13.0 [Insert task title]						0	0	0		#DIV/0!
14.0 [Insert task title]						0	0	0		#DIV/0!
15.0 [Insert task title]						0	0	0		#DIV/0!
16.0 [Insert task title]						0	0	0		#DIV/0!
17.0 [Insert task title]						0	0	0		#DIV/0!
[Insert task title]						0	0	0		#DIV/0!
19.0 [Insert task title]						0	0	0		#DIV/0!
20.0 [Insert task title]						0	0	0		#DIV/0!
21.0 [Insert task title]						0	0	0		#DIV/0!
22.0 [Insert task title]						0	0	0		#DIV/0!
23.0 [Insert task title]						0	0	0		#DIV/0!
Total	0	0	0	0	0	0	0	0	0	#DIV/0!

Invoice Review Checklist

1	Use current Energy Commission Invoice Template
2	Verify math. Make sure any formulas built into the invoice template are not causing rounding issues (even to the penny).
3	Names of Personnel must be identified on invoice, even if not included in budget.
4	Labor classifications/ titles of personnel must be identified in budget.
5	Labor rates (unloaded or loaded as identified in the budget) billed must be same or lower than the agreement budget.
6	Non-Labor rates (Fringe Benefits, Overhead, G&A and Profit as included in budget) billed must be same or lower than the agreement budget and follow the base calculation provided in the agreement budget.
7	Any travel not identified in agreement, must have prior written approval from Agreement Manager and, in some cases, Agreement Officer as well.
a.	Follow travel guidelines (times of departure and return) when reimbursing for per diem expenses for meals, lodging, private car mileage and incidentals.
	http://www.energy.ca.gov/contracts/TRAVEL_PER_DIEM.PDF
b.	Lodging establishment receipts must accompany invoice (not third party receipts).
c.	Airline receipts must accompany invoice (Orbitz, Priceline, etc. are not acceptable).
d.	Rental car receipts required.
e.	Reimbursement rates are maximums, not allowances. Contractor/ Recipient may claim only their actual expense and must submit receipts substantiating the amount claimed when invoicing the Energy Commission.
8	Charges for food are only allowed when traveling and applicable per diem rules apply.
9	Make sure all minor subcontractor invoices are attached as back-up to Contractor/ Recipient invoice.
10	Make sure all major subcontractor invoice sheets are completed and submitted with the Contractor/ Recipient invoice sheets.
11	Make sure all subcontractor (major and minor) certifications (Small Business, Micro Business and/or DVBE) are documented on Contractor/ Recipient invoice.
12	If requesting reimbursement for equipment, materials or miscellaneous items, must have receipt.
13	Contractor/ Recipient must sign invoice.
14	Invoice billing period must be the same as the progress report timeframe.
15	Contractor/ Recipient progress report must be included w/invoice.
16	Any deliverables/ products due during the billing period must be submitted.

Rate Adjustment Form

[illegible]

Contract or Agreement #:	[Insert Contract or Grant #]
Invoice or Service Number:	[Insert Invoice #]
Adjustment Period:	[Insert Adjustment Period]

Table 1 Billed for Adjustment Period

Invoice Number	Direct Labor	Fringe Benefits	Materials/ Misc.	Travel	Equipment	Minor Subs	Major Subs	Indirect Overhead	G&A	Profit	Subtotal	Net Invoice Totals
	0	0	0	0	0	0	0	0	0	0		
Totals												

Table 2 Billable for Adjustment Period

Invoice Number	Direct Labor	Fringe Benefits	Materials/ Misc.	Travel	Equipment	Minor Subs	Major Subs	Indirect Overhead	G&A	Profit	Subtotal	Invoice Totals
	0	0	0	0	0	0	0	0	0	0		

(Billable = Lower of Agreement Rate or Actual Rate)

Total Adjustment:		(Table 1 Total - Table 2 Total)
Check Details	$	(Sum of Over/Under from Details below)

[illegible]

Details to Support Tables 1 and 2

Table 3 Direct Labor [illegible]

[illegible]	[illegible]	[illegible]	[illegible]	Relevant Total [illegible]	[illegible]	Billable [illegible]	[illegible]
		0	0		0		
			Totals				

Relevant Billed DL	$ -	(From Table 3)
Relevant Billable DL	$ -	(From Table 3)
Direct Labor Amount Over or Under Billed:	$	

Rate Adjustment Form

Fringe Benefits (FB) Adjustment

Billed FB Rate	0.00%	
Billed Base Costs (DL)	$ -	(DL From Table 1 Billed for Adjustment Period)
Billed FB Amount	$ -	(Total FB from Table 1)
Billable FB Rate	0.00%	
Billable Base Costs (Billable DL)	$ -	(DL From Table 2 Billable for Adjustment Period)
Billable FB	$ -	(Billable DL x Billable FB Rate)
Fringe Benefits Amount Over or Under Billed:	$	([illegible])

[illegible] Direct Costs (ODC) [illegible]

Relevant ODC Item	Invoice #	Billed Amount	Billable Amount
		Totals	

Relevant Billed ODC	$ -	(From Table 4)
Relevant Billable ODC	$ -	(From Table 4)
Other Direct Costs Amount Over or Under Billed:	$	(Relevant Billed ODC - Relevant Billable ODC)

Indirect Overhead Adjustment (IOH)

Billed IOH Rate	0.00%	
Billed Base Costs	$ -	
Billed IOH	$ -	(IOH Total From Table 1)
Billable IOH Rate	0.00%	
Billable Base Costs	$ -	
Billable IOH	$ -	(Billable IOH Rate x Billable Base Costs)
Indirect Overhead Over or Under Billed:	$	(Billed IOH - Billable IOH)

General & Administrative (G&A) Adjustment

Billed G&A Rate	0.00%	
Billed Base Costs	$ -	
Billed G&A	$ -	(Total G&A From Table 1)
Billable G&A Rate	0.00%	
Billable Base Costs	$ -	
Billable G&A	$ -	(Billable G&A Rate x Billable Base Costs)
General & Administrative Over or Under Billed:	$	(Billed G&A - Billable G&A)

Rate Adjustment Form

[illegible]		
[illegible]	[illegible]	
[illegible]	$	
[illegible]	[redacted]	[illegible]
[illegible]	[illegible]	
[illegible]	$	
[illegible]	[redacted]	[illegible]
[illegible]	[redacted]	[illegible]

[illegible]		
[illegible]	[redacted]	[illegible]
[illegible]	$	
[illegible]	[redacted]	[illegible]
[illegible]	[redacted]	[illegible]
[illegible]	$	
[illegible]	[redacted]	[illegible]
[illegible]	[redacted]	[illegible]

Exhibit D
Special Terms and Conditions

1. **Funding Restrictions**

A. Applicability of Funding Restrictions: Recipients are required to comply with all regulations applicable to the ARFVT program. The following funding restrictions are based on the Energy Commission's current regulation found at Title 20, California Code of Regulations, section 3103, as of November 2012. Recipients should note that the following item was approved at the November 14, 2012 Business Meeting:

ALTERNATIVE AND RENEWABLE FUEL AND VEHICLE TECHNOLOGY PROGRAM REGULATIONS. Possible approval of proposed rulemaking proceeding to consider possible revision of Section 3103 of the Alternative and Renewable Fuel and Vehicle Technology (ARFVTP) Program regulations. (Title 20, California Code of Regulations, Section 3103.) This includes but is not limited to consideration of possible elimination of the Low Carbon Fuel Standard credit discount provisions set forth in subsection (b) of the regulation, as well as possible revisions to Subsection (a) of the regulation.

If the rulemaking proceeding results in any changes, revision or elimination of all or any portion of current Regulation 3103, the following funding restrictions shall automatically become inapplicable to the extent they are inconsistent with the new regulation. If Regulation 3103 does not change, then the following funding restrictions shall continue to be fully applicable as provided below.

B. If Recipient is an obligated party under either the California Low Carbon Fuel Standard (17 CCR 95480-95490) (LCFS) or initiatives under Assembly Bill 32 (17 CCR 95800-96023) (AB 32), Recipient may only receive funding for the portion of the project that exceeds what is required for compliance with the applicable performance requirement. For purposes of this Agreement, an "obligated party" is one that is required to meet a performance standard under the LCFS or AB 32 initiatives.

C. If Recipient is an obligated party under the LCFS or AB 32 or if Recipient "opts in" to either program before or during the Agreement term, Recipient agrees that if it transfers credits during the term of the Agreement or for a period of three years thereafter, it will do so at a discounted value in proportion to the funding received from the Energy Commission for the project, according to the following formula:

(Fair market value of credits) X (1 – [Commission Share/Total Facility Costs]),

where "Total Facility Costs" includes the Commission share plus all costs incurred for the grant funded project, even if not counted as match share (such as data collection, operation and maintenance costs, feedstock costs, etc.), and any prior investments related to the production of fuel from the project.

This requirement applies only to credits generated by the project during the term of the Agreement.

Exhibit D
Special Terms and Conditions

D. If, during the term of the Agreement or for a period of three years thereafter, the Recipient transfers credits generated by the project during the term of the agreement, the Recipient shall submit a report to the Energy Commission that demonstrates that the value of the credit was discounted in proportion to the funding received by the Energy Commission. The report shall include:

- The Recipient's name and Grant Agreement number,
- The percentage of Commission funds to Recipient funds expended during the grant agreement,
- The amount of fuel produced and credits generated during the term of the Agreement,
- The fair market value of the credits at the time of transfer, including a justification of that fair market value,
- The negotiated value of the credits at the time of transfer (must be at least reduced from the fair market value by the percentage of Commission funds received),
- Any additional information as specified in writing in advance by the CAM.

E. **If Recipient violates this term, the Commission may, without prejudice to any of its legal remedies, require the Recipient to repay the project funds in proportion to the value of the credits transferred in violation of this provision, remove the Recipient from eligibility for Alternative and Renewable Fuel and Vehicle Technology Program funding and/or bring a debarment action to preclude future incentives and awards.**

F. This term survives the end of the Agreement for any reason.

EXHIBIT E
Contacts List

Commission Grant Manager: Akasha Kaur Khalsa California Energy Commission 1516 Ninth Street, MS - 27 Sacramento, CA 95814 Phone: (916) 657-4854 Fax: (916) 654-4676 e-mail: Akasha.Khalsa@energy.ca.gov	**Grantee Project Manager:** Paul Staples HyGen Industries, Inc. P.O. Box 6911 Eureka, CA 95502 Phone: (707) 667-5329 e-mail: h24u@hygen.com
Commission Grant's Officer: Sandra Raymos California Energy Commission 1516 Ninth Street, MS - 18 Sacramento, CA 95814 Phone: (916) 654-4584 Fax: (916) 654-4423 e-mail: sandra.raymos@energy.ca.gov **Deliver confidential deliverables to this location only.**	**Grantee Administrator:** Paul Staples HyGen Industries, Inc. P.O. Box 6911 Eureka, CA 95502 Phone: (707) 667-5329 e-mail: h24u@hygen.com
Commission Accounting Office, Invoices, Progress Reports and Non-Confidential Deliverables to: Kathy Jones California Energy Commission 1516 Ninth Street, MS - 2 Sacramento, CA 95814 Phone: (916) 654-4377 Fax: (916) 653-1435 e-mail: kathy.jones@energy.ca.gov	**Grantee's Accounting Officer:** Barbara Riggs, CPA Meintz CPA P.O. Box 1536 Valley Center, Ca. 92082 Phone: (760) 749-3640 Fax: (760) 751-4000 e-mail: bariggscpa@hotmail.com
Commission Legal Notice: Tatyana Yakshina Grants Manager 1516 9th Street, MS-18 Sacramento, CA 95814-5512 Phone: (916) 654-4204 Fax: (916) 654-4423 e-mail: tatyana.yakshina@energy.ca.gov	**Legal Notices: Recipient** Kevin McSpadden Law Offices of Kevin R. McSpadden PO Box 2508 Los Angeles, CA 90078 Phone: (323) 356-5793 e-mail kevin.mcspadden@hotmail.com